UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO
SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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FIRST CAPITAL INVESTMENT CORPORATION

(Name of Registrant as Specified in its Charter)

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First Capital Investment Corporation
1560 Wilson Boulevard, Suite 450
Arlington, Virginia 22209
(703) 259-8204

  , 2017

Dear Stockholder:

You are cordially invited to attend our 2017 Annual Meeting of Stockholders to be held on          ,          , 2017, at   :    .  . local time at our offices located at 1560 Wilson Boulevard, Suite 450, Arlington, Virginia 22209.

The matters expected to be acted upon at the meeting are described in the following Notice of the 2017 Annual Meeting of Stockholders and Proxy Statement.

Directors and officers will be available at the meeting to speak with you. There will be an opportunity during the meeting for your questions regarding the affairs of First Capital Investment Corporation and for a discussion of the business to be considered at the meeting.

It is important that you use this opportunity to take part in the affairs of First Capital Investment Corporation by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR SUBMIT YOUR PROXY BY USING THE TELEPHONE OR THE INTERNET, SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. FOR SPECIAL INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD. Voting by proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely,

Pat Clemens
President and Chief Executive Officer

i

First Capital Investment Corporation
1560 Wilson Boulevard, Suite 450
Arlington, Virginia 22209
(703) 259-8204

NOTICE OF THE 2017 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON            , 2017

To First Capital Investment Corporation Stockholders:

NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Stockholders of First Capital Investment Corporation, a Maryland corporation (the “Company,” “we,” or “us”), will be held on            ,            , 2017, at   :   .  . local time at our offices located at 1560 Wilson Boulevard, Suite 450, Arlington, Virginia 22209. The purposes of the meeting are to:

1.	consider and vote upon the election of three directors to hold office until the 2018 Annual Meeting of Stockholders and until their successors are duly elected and qualify;
2.	consider and vote upon an investment advisory and administrative services agreement by and between First Capital Investment Corporation and FCIC Advisors LLC;
3.	consider and ratify the appointment of RSM US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017; and
3.	transact such other business as may properly come before the 2017 Annual Meeting of Stockholders or any adjournment or postponement thereof.

The proposals and other related matters are discussed in the following pages, which are made part of this notice. Only stockholders of record at the close of business on April 21, 2017 are entitled to receive this notice and to vote at the 2017 Annual Meeting of Stockholders. We reserve the right, in our sole discretion, to adjourn or postpone the 2017 Annual Meeting of Stockholders to provide more time to solicit proxies for the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON            , 2017. THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT WWW.         .

You may obtain directions to attend the 2017 Annual Meeting of Stockholders of the Company by calling         .

All stockholders are cordially invited to attend the annual meeting in person. Whether or not you expect to attend, WE URGE YOU TO READ THE PROXY STATEMENT AND EITHER COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED OR TO SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD. YOUR PROMPT RESPONSE WILL HELP AVOID POTENTIAL DELAYS AND MAY SAVE THE COMPANY SIGNIFICANT ADDITIONAL EXPENSE ASSOCIATED WITH SOLICITING STOCKHOLDER VOTES. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE.

Sincerely,

By Order of the Board of Directors

Robert F. Amweg
Secretary

FIRST CAPITAL INVESTMENT CORPORATION

1560 Wilson Boulevard, Suite 450
Arlington, Virginia 22209

ANNUAL MEETING OF STOCKHOLDERS
To Be Held On          , 2017

PROXY STATEMENT

GENERAL

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of First Capital Investment Corporation, a Maryland corporation (the “Company”), for use at the 2017 Annual Meeting of Stockholders of the Company to be held on          ,          , 2017, at   :     .  . local time at our offices located at 1560 Wilson Boulevard, Suite 450, Arlington, Virginia 22209, and any adjournments or postponements thereof (the “Annual Meeting”). This proxy statement and the accompanying materials are being mailed on or about          , 2017 to stockholders of record described below and are available on the Company’s website at www.freedomcapitalfunds.com.

All properly executed proxies representing shares of common stock, par value $0.001 per share, of the Company (the “Shares”) received prior to the Annual Meeting will be voted in accordance with the instructions marked thereon.

If no specification is made, the Shares will be voted FOR:

(i)	the proposal to elect each of the director nominees named herein to the our board of directors to serve until the 2018 annual meeting of stockholders and until his successor is duly elected and qualified (the “Director Proposal”); and
(ii)	the proposal to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 (the “Accountant Proposal”).

If no specification is made, the Shares will be voted AGAINST:

(i)	the proposal to approve the investment advisory and administrative services agreement by and between First Capital Investment Corporation and FCIC Advisors LLC (the “New Advisory Agreement”).

Any stockholder who has given a proxy has the right to revoke it at any time prior to its exercise. Any stockholder who executes a proxy may revoke it with respect to any proposal by attending the Annual Meeting and voting his or her Shares in person, or by submitting a letter of revocation or a later-dated proxy to the Company at the above address prior to the date of the Annual Meeting.

Quorum

Stockholders of the Company are entitled to one vote for each Share held. Under the Articles of Amendment and Restatement of the Company, as amended (the “Charter”), one third of the number of Shares entitled to cast votes, present in person or by proxy, constitutes a quorum for the transaction of business. Abstentions will be treated as Shares that are present for purposes of determining the presence of a quorum for transacting business at the Annual Meeting.

Adjournments

In the event that a quorum is not present at the Annual Meeting, the chairman of the Annual Meeting or the stockholders entitled to vote at the Annual Meeting, present in person or by proxy, shall have the power to adjourn the Annual Meeting from time to time to a date not more than 120 days after the original record date without notice other than the announcement at the Annual Meeting to permit further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought. Any business that might have been transacted at the Annual Meeting originally called may be transacted at any such adjourned session(s) at which a quorum is present.

If it appears that there are not enough votes to approve any proposal at the Annual Meeting, the chairman of the Annual Meeting may adjourn the Annual Meeting from time to time to a date not more than 120 days after the record date originally fixed for the Annual Meeting without notice, other than announcement at the Annual Meeting, to permit further solicitation of proxies. The persons named as proxies for the Company will vote proxies held by them for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

If sufficient votes in favor of one or more proposals have been received by the time of the Annual Meeting, the proposals will be acted upon and such actions will be final, regardless of any subsequent adjournment to consider other proposals.

Record Date

Our board of directors has fixed the close of business on April 21, 2017 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and adjournments or postponements thereof. As of the Record Date, there were      Shares outstanding.

Required Vote

Director Proposal.  Each director nominee shall be elected by a plurality of all the votes cast at the Annual Meeting in person or by proxy, provided that a quorum is present. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote with respect to the Director Proposal. There will be no cumulative voting with respect to the Director Proposal.

Approval of the New Advisory Agreement.  To become effective, the New Advisory Agreement must be approved by a vote of a majority of the outstanding voting securities of the Company. The “vote of a majority of the outstanding voting securities” is defined in the 1940 Act as the lesser of the vote of (i) 67% or more of the shares of the Company entitled to vote thereon present at the meeting if the holders of more than 50% of such outstanding shares are present in person or represented by proxy; or (ii) more than 50% of such outstanding shares of the Company entitled to vote thereon. For purposes of determining the approval of the New Advisory Agreement, abstentions and broker non-votes will have the same effect as shares voted against the proposal.

Accountant Proposal.  The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy, provided that a quorum is present, is required to ratify the appointment of RSM US LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote with respect to the Accountant Proposal.

Broker Non-Votes

Shares for which brokers have not received voting instructions from the beneficial owner of the Shares and do not have, or choose not to exercise, discretionary authority to vote the Shares on certain proposals (which are considered “broker non-votes” with respect to such proposals) will be treated as Shares present for quorum purposes. Because the Director Proposal and the approval of the New Advisory Agreement are non-routine matters, broker non-votes are not considered votes cast and thus have no effect on the Director Proposal or approval of the New Advisory Agreement.

Because the Accountant Proposal is a routine matter, brokers will have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the Shares, and therefore, there will not be any broker non-votes with respect to the Accountant Proposal.

Householding

Mailings for multiple stockholders going to a single household are combined by delivering to that address, in a single envelope, a copy of the documents (annual reports, proxy statements, etc.) or other communications for all stockholders who have consented or are deemed to have consented to receiving such communications in such manner in accordance with the rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”). If you do not want to continue to receive combined mailings of

Company communications and would prefer to receive separate mailings of Company communications, please contact the Company’s transfer agent, Phoenix American Financial Services, Inc. by telephone at (    )    -    or by mail to First Capital Investment Corporation, c/o Phoenix American Financial Services, Inc., 2401 Kerner Boulevard, San Rafael, California 94901.

Voting

You may vote in person at the Annual Meeting or by proxy in accordance with the instructions provided below. You may also authorize a proxy by telephone or through the Internet using the toll-free telephone number or web address printed on your proxy card. Authorizing a proxy by telephone or through the Internet requires you to input the control number located on your proxy card. After inputting the control number, you will be prompted to direct your proxy to vote on each proposal. You will have an opportunity to review your directions and make any necessary changes before submitting your directions and terminating the telephone call or Internet link. Stockholders of the Company are entitled to one vote for each Share held.

When voting by proxy and mailing your proxy card, you are required to:

•	indicate your instructions on the proxy card;
•	date and sign the proxy card;
•	mail the proxy card promptly in the envelope provided, which requires no postage if mailed in the United States; and
•	allow sufficient time for the proxy card to be received on or before : a.m., Eastern Time, on , 2017.

The Company has enclosed with this proxy statement the Notice of Annual Meeting of Stockholders, the proxy card and the Company’s annual report to stockholders for the year ended December 31, 2016 (the “Annual Report”). The proxy statement and the Annual Report are also available on the Company’s website at www.freedomcapitalfunds.com. If you plan on attending the Annual Meeting and voting your Shares in person, you will need to bring photo identification in order to be admitted to the Annual Meeting. To obtain directions to the Annual Meeting, please call the Company at (    )     -     .

Other Information Regarding This Solicitation

The Company will bear the expense of the solicitation of proxies for the Annual Meeting, including the cost of preparing, printing and mailing this proxy statement, the accompanying Notice of Annual Meeting of Stockholders, proxy card and Annual Report. The Company has requested that brokers, nominees, fiduciaries and other persons holding Shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by mail, proxies may be solicited in person and by telephone or facsimile transmission by directors, officers or regular employees of the Company and its affiliates (without special compensation therefor). Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing and signed by the Stockholder in the same manner as the proxy being revoked and delivered to the Company’s proxy tabulator.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act, the Company’s directors and executive officers, and any persons holding more than 10% of its Shares, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based on the Company’s review of Forms 3, 4 and 5 filed by such persons and information provided by the Company’s directors and officers, the Company believes that during the fiscal year ended December 31, 2016, all Section 16(a) filing requirements applicable to such persons were timely filed.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of March 31, 2017, information with respect to the beneficial ownership of our common stock by:

•	each person known to us to beneficially own more than 5% of the outstanding shares of our common stock;
•	each member of our board of directors and each executive officer; and
•	all of the members of our board of directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There are no shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2017.

Shares Beneficially Owned as of March 31, 2017
Name(1)	Number of Shares	Percentage assuming maximum amount is purchased
Interested Director:
Suneet Singal(2)	11,111.11		*
Independent Directors:
Dr. Bob Froehlich	—	—
Frank Grant	—	—
Executive Officers:
Pat Clemens	—	—
Perpetua Seidenberg	—	—
Robert Amweg	—	—
All officers and directors as a group (6 persons)	11,111.11		*

*	Less than 1%
(1)	Unless otherwise indicated, the address of each beneficial owner is c/o First Capital Investment Corporation, 1560 Wilson Boulevard, Suite 450, Arlington, VA 22209.
(2)	Mr. Singal controls FCREI, which acquired Freedom Capital Investment Management LLC (“FCIM”) in April 2017. FCIM previously contributed $100,000 in exchange for 11,111.11 shares of our common stock. As a result, Mr. Singal is deemed to beneficially own the shares of our common stock held by FCREI.

The following table sets forth, as of March 31, 2017, the dollar range of our equity securities that are beneficially owned by each member of our board of directors, based on the current public offering price of $10.00.

Name of Director	Dollar Range of Equity Securities Beneficially Owned(1)(2)(3)
Interested Director:
Suneet Singal	$50,001 – $100,000(4)
Independent Directors:
Dr. Bob Froehlich	None
Frank Grant	None

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.
(2)	The dollar range of equity securities beneficially owned by our directors is based on the current public offering price of $10.00 per share.
(3)	The dollar range of equity securities beneficially owned are: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000 or over $100,000.
(4)	Mr. Singal controls FCREI, which acquired FCIM in April 2017. FCIM previously contributed $100,000 in exchange for 11,111.11 shares of our common stock. As a result, Mr. Singal is deemed to beneficially own the shares of our common stock held by FCIM.

PROPOSAL 1. ELECTION OF DIRECTORS

At the 2017 Annual Meeting of Stockholders, you and the other stockholders will vote on the election of all three members of our board of directors. Those persons elected will serve as directors until the 2018 Annual Meeting of Stockholders and until their successors are duly elected and qualify. The board of directors has nominated the following people for re-election as directors:

•	Suneet Singal
•	Dr. Bob Froehlich
•	Frank Grant

Each of the nominees for director is a current member of our board of directors. As discussed further under “Item 2. Approval of the Investment Advisory and Administrative Services Agreement,” Messrs. Singal and Grant and Dr. Froehlich were appointed to our board of directors on March 30, 2017 following the execution of the Membership Interest Purchase Agreement by and between FCIM, FCREI and Democracy Funding, whereby FCREI agreed to acquire all of the membership units of FCIM, the entity that controls FCIC Advisors.

The principal occupation and certain other information about the nominees are set forth below. We are not aware of any family relationship among any of the nominees to become directors or any of the executive officers of the Company. Each of the nominees for election as director has stated that there is no arrangement or understanding of any kind between him and any other person relating to his election as a director, except that such nominees have agreed to serve as our directors if elected.

If you return a properly executed proxy card, or if you authorize your proxy by telephone or over the Internet, unless you direct the proxies to withhold your votes, the individuals named as the proxies will vote your shares for the election of the nominees listed above. If any nominee becomes unable or unwilling to stand for re-election, the board of directors may reduce its size, designate a substitute nominee, or fill the vacancy through a majority vote of the remaining directors (including a majority of the remaining independent directors if the vacancy relates to an independent director position). If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.

Directors, Executive Officers and Corporate Governance

Directors

Information regarding our board of directors and directors is set forth below. We have divided the directors into two groups — interested directors and independent directors. The address for each director is c/o First Capital Investment Corporation, 1560 Wilson Boulevard, Suite 450, Arlington, VA 22209.

Name	Year of Birth	Director Since
Interested Directors
Suneet Singal(1)	1978	2017
Independent Directors
Dr. Bob Froehlich	1953	2017
Frank Grant	1970	2017

(1)	Mr. Singal is viewed as an interested person of FCIC Advisors, and consequently as an interested director, by virtue of his controlling position in First Capital Real Estate Investments, LLC, which controls FCIC Advisors.

Interested Director

Suneet Singal.  Mr. Singal has served as Chairman of our board of directors since March 2017. Mr. Singal serves as the chief executive officer of First Capital Real Estate Investments LLC (“FCREI”), the chief executive officer, secretary and chairman of the board of directors of First Capital Real Estate Trust, Inc. (“FCRETI”), and as chief executive officer and secretary of FCRETI’s external advisor. He began his real estate finance career in 2001 and formed FCREI in 2003. In 2006, Mr. Singal merged a subsidiary of FCREI with a real estate lending platform, and from 2006 to 2008, he grew the combined company to over $1 billion per year in real estate loan originations, with business in over 40 states.

From 2007 to 2011, Mr. Singal obtained entitlements for over a dozen projects in California encompassing industrial, retail, multifamily, senior assisted living, hospitality and mixed-use asset types, with an aggregate value of over $250 million. In the 12 months from January 2013 to January 2014, Mr. Singal completed the buildout and acquisition of retail units in addition to the buildouts of multiple quick-service restaurant sites, which altogether had an aggregate business and real estate value of over $25 million. Additionally, in the 18 months from August 2013 to February 2015, Mr. Singal completed over nine hospitality acquisitions and led the turnaround of several thousand self-storage units, with an aggregate transaction value of over $150 million.

Between May 2015 and December 2015, Mr. Singal owned and served on the board of directors of Castle Mortgage Corp., an agency approved mortgage bank that Mr. Singal acquired, repositioned and sold.

As the chief executive officer of FCREI, Mr. Singal recently launched a debt fund with a maximum offering of $200 million, First Capital Income Fund I, LLC, and entered into a strategic partnership with an institutional partner.

As chairman of the board and chief executive officer of FCRETI, Mr. Singal has used his expertise in real estate asset selection to increase FCRETI’s assets under management significantly. Among the assets acquired by FCRETI since Mr. Singal stepped in as chairman and chief executive officer is a master plan development project in Northern California that calls for the construction of approximately 2400 residential units, 1 million square feet of office and retail space, and a hotel. Mr. Singal was also responsible for sourcing, through a partnership with the Government of Antigua and Barbuda, a development project in Antigua that calls for the development of two resorts on two separate parcels of land introducing the new Citizen Investment Program. Most recently Mr. Singal successfully negotiated the acquisition of 2027 residential lots in California and a golf course resort community in Baja Mexico.

Mr. Singal received a BA in Finance, with a concentration in Investments from California State University at Sacramento and is a licensed California Mortgage Broker.

The Company has determined that Mr. Singal’s extensive real estate finance experience and experience founding and developing FCREI has provided him with the knowledge, experience and relationships necessary to serve as a director of the Company.

Independent Directors

Dr. Bob Froehlich.  Dr. Froehlich has served on our board of directors as an independent director since March 2017. Over the span of his career, Dr. Froehlich has chaired investment committees for multiple global asset management organizations, including Deutsche Bank, Hartford and Kemper Funds. Dr. Froehlich was named to three different All American Institutional Research Teams in 1991, 1993 and 1994. This expertise has gained him international acclaim where he has traveled to and has provided investment and financial advice and has delivered a keynote speech on investing in 107 different countries. This expertise has also resulted in his publishing of 6 books.

Dr. Froehlich has amassed over 40 years of financial experience in both the public and private sector. Dr. Froehlich has served as: Budget Analyst for the City of Dayton, Ohio, with a budget of $100 million; chief financial officer for Montgomery County, Ohio’s Water and Sewer District, with annual operating revenues of $75 million; City Manager for the City of Beavercreek, Ohio, the youngest City Manager ever in Ohio; senior executive with Ernst & Whinney, responsible for a national practice that conducted financial feasibility studies and financial consulting to tax exempt entities; campaign finance chairman and treasurer of

The Leonard Committee for Paul R. Leonard, the 58th Lieutenant Governor of Ohio; senior executive at Van Kampen Merritt, which became Van Kampen American Capital after its merger with American Capital, with over $50 billion in assets across 75 different mutual funds; vice chairman of Kemper Funds, with $75 billion in assets among 50 different funds; vice chairman of Scudder Investments, with combined assets of $200 billion in 129 funds; vice chairman of Deutsche Asset Management, a role he held until he retired in 2009. Dr. Froehlich came out of retirement in 2009 to help rebrand Hartford Financial after its near financial collapse serving as a senior executive with The Hartford Mutual Funds, where he was an officer of all 55 funds with assets totaling $84 billion.

Since his second retirement, Dr. Froehlich has begun a new chapter in his professional career by building a portfolio of boards spanning private, public, nonprofit and mutual fund companies. Dr. Froehlich has served on the board of trustees of Highland Capital Mutual Funds since December 2013, a major mutual fund company that offers alternative, equity, fixed income and asset allocation products through 14 different funds and has assets under management of $3.5 billion, and also serves as the Distribution Committee Chairman and as a member of the Audit Committee and Litigation Committee for Highland Capital Mutual Funds. Dr. Froehlich has served as an independent director and member of the Audit Committee, Conflicts Committee and Nominating and Corporate Governance Committee for NexPoint Capital, Inc. since July 2014, a publicly registered non-traded BDC. Dr. Froehlich also has served as an independent director, Compensation Committee Chairman and a member of the Audit Committee for AXAR Acquisitions Corp. since October 2014, a Special Purpose Acquisition Corporation formed for the purpose of effecting a merger, capital stock exchange or similar business combinations, which trades on the NASDAQ exchange under the symbol AUMAU. In June 2014, Dr. Froehlich became the Chairman of the board of directors, chief executive officer, president and owner of the Kane County Cougars Baseball Club, the Class “A” minor league affiliate of the Arizona Diamondbacks and a member of the Midwest League and has been a co-owner and member of the board of directors since January 2013. Dr. Froehlich was also appointed as an independent director for Galen Robotics, Inc. in August 2016, a spin-off from John Hopkins University, focusing on the surgical robotic microsurgery market.

Dr. Froehlich served: as an independent director for Davidson Investment Advisors, Inc. from 2009 to 2016, a privately held company that provides professional money management to institutions, foundations, corporations, affluent investors and trusts; an independent director and Audit Committee Chairman for ARC Healthcare Trust, Inc. from 2013 to 2016, a publicly registered non-traded real estate investment program; an independent director, Lead Independent Director, Audit Committee Chairman and Conflicts Committee Chairman for ARC Realty Finance Trust, Inc. from 2013 to 2016, a publicly registered non-traded real estate investment program; an independent director and Lead Independent Director, Audit Committee Chairman and Conflicts Committee Chairman for American Realty Capital Daily NAV Trust, Inc. from 2012 to 2016, a publicly registered real estate investment program; Lead Independent Trustee and Audit Committee Chairman for Realty Capital Income Funds from 2014 to 2016, mutual funds sponsored by AR Capital, a full service investment firm that provides alternative solutions in a public format; and on the Advisory Board of Directors for Internet Connectivity Group, Inc. from 2014 to 2016, a full service digital media firm focusing on point of sale strategies.

Dr. Froehlich received his Ph.D. from California Coast University in 1979, M.A. from Central Michigan University in 1978, M.P.A. from the University of Dayton in 1976 and a B.A. from the University of Dayton in 1975. In 2008, he was awarded an Honorary Doctorate of Commercial Sciences form the Board of Trustees of Central Michigan University.

The Company has determined that Dr. Froehlich’s extensive experience serving as a director for several public, private, mutual fund and nonprofit companies, and his over 40 years in the finance industry has provided him with the knowledge, experience and relationships necessary to serve as a director of the Company.

Frank Grant.  Mr. Grant has served on our board of directors since March 2017. Mr. Grant has served as Managing Director of Interstate Venture Capital, a venture capital and advisory firm that focuses on the world’s most promising consumer-focused Internet and mobile companies, since November 2016. Prior to Interstate Venture Capital, Mr. Grant was a Partner with Stradling, a business law firm, representing entrepreneurs, emerging growth companies, venture capital firms and investors, from July 2015 to November 2016. He focused his practice on assisting clients in solving business problems, executing business strategies and achieving critical business objectives. Prior to Stradling, Mr. Grant served as Senior Counsel at Perkins Coie, LLP, an international law firm headquartered in Seattle, Washington, from January 2012 to July 2015.

In addition to investing, Mr. Grant regularly works with public and private companies in fundraising, corporate transactions, and corporate governance matters. He has extensive experience with public and private mergers and acquisitions, asset acquisitions and dispositions, private placements and venture capital financings. He assists private and public companies in the acquisition and sale of full business enterprises, subsidiaries, divisions and other select assets. He also helps operating companies, management groups, founders and investors in various transactions, including mergers and acquisitions, joint ventures, debt and equity financings, distribution and supply arrangements and other strategic transactions.

Mr. Grant serves on the board of directors and the audit committee of First Capital Real Estate Trust, a publicly-registered, non-traded real estate investment trust. Mr. Grant is also a member of Pasadena Angels and a member of the Yurok Tribe of California. He advises companies on a wide range of tribal related matters, including federal Indian law, gaming, energy and other economic development opportunities. Mr. Grant assists in the development of diverse economic enterprises to invest in infrastructure and support tribal governmental programs. He also advises on the formation of tribal economic development corporations and assists tribes with investing in business interests ranging from restaurants and hotels, to retail shopping centers and energy generation facilities.

Mr. Grant earned a M.B.A. from the Stanford Graduate School of Business, a J.D. from Stanford Law School and a B.A. with High Honors in Economics from the University of California, Berkeley.

The Company has determined that Mr. Grant’s extensive experience with mergers and acquisitions, fundraising and venture capital financings has provided him with the knowledge, experience and relationships necessary to serve as a director of the Company.

Executive Officers

The address for each executive officer is c/o First Capital Investment Corporation, 1560 Wilson Boulevard, Suite 450, Arlington, VA 22209.

The following persons serve as our executive officers in the following capacities:

Name	Year of Birth	Positons Held
Pat Clemens	1966	President and Chief Executive Officer
Perpetua Seidenberg	1990	Chief Compliance Officer
Robert Amweg	1953	Chief Financial Officer, Vice President, Treasurer and Secretary

Pat Clemens.  Mr. Clemens has served as our president and chief executive officer since March 2017. From March 2014 to August 2016, Mr. Clemens served as an investment management professional for Dallas-based Revere Capital, LLC, an emerging private credit fund, where he established the firm’s west coast presence, led structured credit investments in commercial real estate and launched a new investment initiative for lower middle-market companies. From January 2008 to September 2012, Mr. Clemens served as Managing Director, Investment Management at White Oak Global Advisors, LLC, a San Francisco-based, de novo private credit investment management fund. As one of the first strategic hires following the founders, Mr. Clemens led the creation and comprehensive buildout of the investment process: transaction sourcing development and buildout; investment due diligence, underwriting, analysis, structuring and documentation process management; and post-closing portfolio management, oversight, reporting and valuation policies and procedures. Mr. Clemens directly sourced and managed approximately $285 million in credit/equity transactions during his term.

From June of 2004 through May of 2007, Mr. Clemens worked for both GE Capital and CIT Group, focusing on core commercial finance transaction, targeting the Specialty Retail and Consumer sector. From June of 2000 through November of 2002, he worked for WH Hambrecht & Co. as a member of the corporate finance team pursuing IPOs, M&A, other investment banking transactions and private equity financing in the communications systems space. From November 1998 through June 2000, Mr. Clemens worked in Silicon Valley Bank’s structured products group, providing structured debt finance, international trade finance, inventory financing and other commercial banking services to late stage private, and small and mid-cap publicly traded emerging growth technology companies. Mr. Clemens began his banking and financial services career at the Union Bank of California, where he provided corporate loans and other financial services to large general corporate clients as well as developing the bank’s emerging lending practice to middle-market technology companies.

In conjunction with his banking career, Mr. Clemens has built a private consulting practice for his client base, providing strategic advisory services, including capital raising, M&A and divestitures, transaction execution and process management and other services. Mr. Clemens graduated from Purdue University in May 1990 with a B.S. in Finance and a minor in Japanese.

Perpetua Seidenberg.  Perpetua Seidenberg has served as a Director of Compliance at Vigilant Compliance, LLC since March 2014 and as an Associate at Vigilant Compliance, LLC from September 2010 to September 2012. Ms. Seidenberg is a Certified Public Accountant and was an auditor with PricewaterhouseCoopers LLP (“PwC”), in the investment management industry, from September 2012 to March 2014. Ms. Seidenberg graduated summa cum laude from La Salle University in 2012 with a Master’s degree in Business Administration and received a Bachelor of Science degree in Accounting in 2011. Ms. Seidenberg was also a member of the LaSalle Honors Program and a member of Beta Gamma Sigma. Ms. Seidenberg is also a member of the American Institute of CPAs.

Robert Amweg.  Robert Amweg is a Certified Management Accountant with investment and financial services experience. Mr. Amweg has served as a Director with Vigilant Compliance LLC since August 2013. Mr. Amweg was a consultant to the financial services industry from September 2012 to December 2014 and he served as the Chief Financial Officer of Turner Investments LLC, an SEC registered investment management firm from 2007 to 2012. Mr. Amweg received his Bachelor of Science in Mathematics from Susquehanna University, Master of Mathematics and Statistics from Montclair University and Master in Business Administration and Finance from Fordham University.

Committees of the Board of Directors

Our board of directors has the following committees:

Attendance at Board Meetings and the Annual Stockholder Meeting

The board of directors held four meetings during the fiscal year ended December 31, 2016. Since each of our current directors was appointed to our board of directors on March 30, 2017, none of our directors were in office during the year ended December 31, 2016. Each of our former directors attended at least 75% of the aggregate total number of meetings of the board of directors held during the period for which he served as a director and of the aggregate total number of meetings held by all committees of the board of directors on which he served during the periods in which he served.

Audit Committee

The audit committee is responsible for selecting, engaging and discharging our independent accountants, reviewing the plans, scope and results of the audit engagement with our independent accountants, approving professional services provided by our independent accountants (including compensation therefor), reviewing the independence of our independent accountants and reviewing the adequacy of our internal controls over financial reporting. The members of the audit committee are Dr. Froehlich and Mr. Grant, each of whom is an independent director. Dr. Froehlich serves as the chairman of the audit committee. Our board of directors has determined that Dr. Froehlich is an “audit committee financial expert” as defined under SEC rules. The audit committee met four times during the year ended December 31, 2016.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee selects and nominates directors for election by our stockholders, selects nominees to fill vacancies on our board of directors or a committee thereof, develops and recommends to our board of directors a set of corporate governance principles and oversees the evaluation of our board of directors. The nominating and corporate governance committee considers candidates suggested by its members and other directors, as well as our management and stockholders. A stockholder who wishes to recommend a prospective nominee for our board of directors must provide notice to our corporate secretary in accordance with the requirements set forth in our bylaws. The members of the nominating and corporate governance committee are Mr. Grant and Dr. Froehlich, each of whom is an independent director. Mr. Grant serves as chairman of the nominating and corporate governance committee. The nominating and corporate governance committee did not meet during the year ended December 31, 2016.

Board Leadership Structure

Our board of directors consists of three members, two of whom are not “interested persons” of us or FCIC Advisors, as defined in Section 2(a)(19) of the 1940 Act and are independent directors under Rule 303A.00 of the New York Stock Exchange, LLC. We refer to these individuals as our independent directors. Members of our board of directors are elected annually at our annual meeting of stockholders. We are prohibited from making loans or extending credit, directly or indirectly, to our directors or executive officers under Section 402 of the Sarbanes-Oxley Act.

Suneet Singal, who is not an independent director, serves as chairman of our board of directors. Our board of directors feels that Mr. Singal, as the founding principal of FCREI, is the director with the most knowledge of our business strategy and is best situated to serve as chairman of our board of directors. Our charter, as well as regulations governing BDCs generally, requires that a majority of the board of directors be independent directors. Our board of directors does not currently have a lead independent director. Our board of directors, after considering various factors, has concluded that its existing structure is appropriate given our current size, complexity and the types of potential conflicts of interest that may be expected to arise between us and our service providers, including FCIC Advisors. In particular, our board of director’s conclusion that the lack of a lead independent director designation is appropriate was based on the fact that the chairman of our audit committee is an independent director and serves as the contact point for our officers and service providers to raise issues requiring independent oversight.

The Board of Directors’ Role in Risk Oversight

Through its oversight role, and indirectly through its committees, our board of directors performs a risk oversight function for us consisting of, among other things, the following activities: (1) at regular and special board of directors meetings, and on an ad hoc basis as needed, receiving and reviewing reports related to our performance and operations; (2) reviewing and approving, as applicable, our compliance policies and procedures; (3) meeting with the portfolio management team to review investment strategies, techniques and the processes used to manage related risks; (4) meeting with, or reviewing reports prepared by, the representatives of key service providers, including our investment adviser, administrator, distributor, transfer agent, custodian and independent registered public accounting firm, to review and discuss our activities and to provide direction with respect thereto; and (5) engaging the services of our chief compliance officer to test our compliance procedures and our service providers.

Code of Ethics

We and FCIC Advisors have each adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act that, among other things, establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements. Our code of ethics is incorporated by reference to our registration statement. You may also read and copy our code of ethics at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 551-8090. In addition, our code of ethics is available on our website at http://freedomcapitalfunds.com and on the EDGAR Database on the SEC’s Internet site at www.sec.gov.

You may also obtain a copy of our code of ethics, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Washington, D.C. 20549.

Compensation of Directors

Our directors who do not also serve in an executive officer or interested director capacity for us, FCIC Advisors or the dealer manager or who are otherwise affiliated therewith, are entitled to receive annual cash retainer fees, fees for attending in-person board and committee meetings and annual fees for serving as a committee chairperson, determined based on our net assets as of the end of each fiscal quarter. These directors are Dr. Froehlich and Mr. Grant. Amounts payable under the arrangement will be determined and paid quarterly in arrears as follows:

Net Assets	Annual Cash Retainer	Board/ Committee Meeting Fee	Annual Chairperson Fee
$0 to $100 million	$12,000	$500	$1,000
$100 million to $300 million	$25,000	$1,000	$5,000
$300 million to $500 million	$40,000	$1,000	$5,000
$500 million to $1 billion	$60,000	$1,500	$20,000
> $1 billion	$80,000	$2,500	$25,000

The following table sets forth compensation of our directors, for the year ended December 31, 2016:

Name	Fees Earned or Paid in Cash(1)	All Other Compensation	Total
Interested Directors
Jeffrey McClure(1)	—	—	—
Suneet Singal(2)	—	—	—
Liam Coakley(3)	—	—	—
Independent Directors
Keith Hall(4)	$15,000	—	$15,000
David Duhamel(4)	$13,500	—	$13,500
Steven Looney(4)	$13,500	—	$13,500
Dr. Bob Froehlich(5)	—	—	—
Frank Grant(5)	—	—	—

(1)	Mr. McClure resigned from the board of directors on March 30, 2017.
(2)	Mr. Singal was appointed to the board of directors on March 30, 2017.
(3)	Mr. Coakley resigned from the board of directors on March 30, 2017.
(4)	Messrs. Hall, Duhamel and Looney resigned from the board of directors on March 30, 2017.
(5)	Dr. Froehlich and Mr. Grant were appointed to the board of directors on March 30, 2017.

We will also reimburse our directors for all reasonable and authorized business expenses in accordance with our policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting and each committee meeting not held concurrently with a board meeting.

We will not pay compensation to our directors who also serve in an executive officer or interested director capacity for us, FCIC Advisors or the dealer manager or who are otherwise affiliated therewith.

Compensation of Executive Officers

Our executive officers do not receive any direct compensation from us. We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of FCIC Advisors or by individuals who were contracted by us or by FCIC Advisors to work on behalf of us, pursuant to the terms of the Investment Advisory and Administrative Services Agreement between the Company and FCIC Advisors (the “Advisory Agreement”). Each of our executive officers is an employee of FCIC Advisors or an outside contractor, and the day-to-day investment operations and administration of our portfolio are managed by FCIC Advisors. In addition, we will reimburse FCIC Advisors for our allocable portion of expenses incurred by FCIC Advisors in performing its obligations under the investment advisory and administrative services agreement, including the allocable portion of the cost of our officers and their respective staffs determined under such agreement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS STOCKHOLDERS VOTE “FOR ALL” OF THE NOMINEES FOR ELECTION AS DIRECTORS.

PROPOSAL 2. APPROVAL OF INVESTMENT ADVISORY
AND ADMINISTRATIVE SERVICES AGREEMENT

Background and Reason for Vote

Under the Investment Advisory and Administrative Services Agreement between the Company and FCIC Advisors, dated March 3, 2015, as amended (the “Original Advisory Agreement”), FCIC Advisors served as the Company’s investment adviser and was responsible for the Company’s overall investment strategy and its implementation.

On March 28, 2017, FCIM, the entity that owns FCIC Advisors, and Democracy Funding LLC (“Democracy Funding”), the dealer manager in our offering, entered into a Membership Interest Purchase Agreement with First Capital Real Estate Investments, LLC (“FCREI”), whereby FCREI agreed to acquire all of the membership units of FCIM and Democracy Funding in exchange for a secured promissory note payable over time. FCREI is controlled by Suneet Singal, who was appointed Chairman of our board of directors following the execution of the Membership Interest Purchase Agreement. The acquisition of FCIM closed on April 3, 2017.

In anticipation of the closing of the acquisition of FCIM, Jeffrey McClure resigned as President, Chief Executive Officer and Chairman of our board of directors effective March 30, 2017. In addition, Liam Coakley, David Duhamel, Keith Hall and Steven Looney also resigned from our board of directors on March 30, 2017 and were replaced by Dr. Bob Froehlich and Frank Grant, both of whom are independent of us, FCIC Advisors and FCREI. Pat Clemens was appointed by the board of directors to replace Mr. McClure as our President and Chief Executive Officer and Suneet Singal was appointed to the board of directors as an interested director and named Chairman of the board of directors.

Upon the closing of the acquisition of FCIM by FCREI on April 3, 2017, there was a change in control of FCIC Advisors, which resulted in an “assignment,” as that term is used in the 1940 Act, of the Original Advisory Agreement. Section 15 of the 1940 Act requires, among other things, that any investment advisory agreement provide for its automatic termination in the event of its “assignment.” In anticipation of the termination of the Original Advisory Agreement, our board of directors held an in-person meeting on March 31, 2017 at which it approved an interim investment advisory agreement (the “Interim Advisory Agreement”) with FCIC Advisors, as permitted by Rule 15a-4 of the 1940 Act, on substantially the same terms as the Original Advisory Agreement. The Interim Advisory Agreement is effective for 150 days from the date of the termination of the Original Advisory Agreement. Our board also approved a new investment advisory and administrative services agreement (the “New Advisory Agreement”), which is identical in all material respects to the Original Advisory Agreement and the Interim Advisory Agreement, to submit for stockholder approval at our 2017 annual meeting of stockholders. If approved by our stockholders, the New Advisory Agreement will have a one-year term and may be continued thereafter for successive one-year periods if such continuance is approved in the manner provided for under Section 15 of the 1940 Act.

The form of the New Advisory Agreement is attached hereto as Appendix A.

The 1940 Act requires that the New Advisory Agreement be approved by our stockholders in order for it to become effective. At the March 31, 2017 meeting of the board of directors, and for the reasons discussed below (see “Board Considerations” after Proposal 2), our board of directors, including the directors who are not parties to the Original Advisory Agreement, the Interim Advisory Agreement or the New Advisory Agreement and who are not “interested persons,” as defined in the 1940 Act (the “Independent Directors”), of the Company or FCIC Advisors, unanimously approved the New Advisory Agreement on behalf of the Company and unanimously recommended its approval by our stockholders.

The acquisition of FCIM by FCREI is not expected to result in any material change in our investment objectives or strategies. In addition, as described below, there are no material differences between the Original Advisory Agreement, the Interim Advisory Agreement and New Advisory Agreement. In this regard, the Original Advisory Agreement, the Interim Advisory Agreement and the New Advisory Agreement contain the same terms, conditions, and fee rates, and provide for the same management services to be conducted by FCIC Advisors.

Comparison of the Original Advisory Agreement, Interim Advisory Agreement and New Advisory Agreement

The terms of the New Advisory Agreement, including the fees payable to FCIC Advisors by the Company thereunder, are identical to those of the Original Advisory Agreement and the Interim Advisory Agreement, except for the date of effectiveness and the term of each. There is no change in the management fees or incentive fees payable by the Company to FCIC Advisors. If approved by our stockholders, the New Advisory Agreement will expire one-year from the date of approval, unless continued thereafter for successive one-year periods if such continuance is approved in the manner provided for under Section 15 of the 1940 Act. Below is a comparison of certain terms of the Original Advisory Agreement and the Interim Advisory Agreement to the terms of the New Advisory Agreement. For a more complete understanding of the New Advisory Agreement, please refer to the form of the New Advisory Agreement provided in Appendix A. The summary below is qualified in all respects by the terms and conditions of the form of New Advisory Agreement attached hereto as Appendix A.

Investment Advisory Services.  The investment advisory services to be provided by FCIC Advisors to the Company under the New Advisory Agreement will be identical to those services currently provided by FCIC Advisors to the Company under the Interim Advisory Agreement and, before that, under the Original Advisory Agreement. Each of the Original Advisory Agreement, the Interim Advisory Agreement and the New Advisory Agreement provide that FCIC Advisors shall manage the investment and reinvestment of the Company’s assets in accordance with the Company’s investment objectives and policies and limitations and administer the Company’s affairs to the extent requested by, and subject to the supervision of, the Company’s board of directors.

Fees.  Under each of the Original Advisory Agreement, the Interim Advisory Agreement and the New Advisory Agreement, the Company pays FCIC Advisors the fees as described below:

FCIC Advisors is entitled to a fee consisting of two components — a base management fee and an incentive fee based on our performance. The base management fee is payable quarterly in arrears, and is calculated at an annual rate of 2.0% of our average monthly gross assets during such period.

The incentive fee consists of two parts. The first part, which we refer to as the subordinated incentive fee on income, is calculated and payable quarterly in arrears, equals 20.0% of our “pre-incentive fee net investment income” for the immediately preceding quarter and is subject to a hurdle rate, or the rate of return that must be met before incentive fees are payable to FCIC Advisors, expressed as a rate of return on adjusted capital, equal to 1.75% per quarter, or an annualized hurdle rate of 7.0%. As a result, FCIC Advisors will not earn this incentive fee for any quarter until our pre-incentive fee net investment income for such quarter exceeds the hurdle rate of 1.75%. Once our pre-incentive fee net investment income in any quarter exceeds the hurdle rate, FCIC Advisors will be entitled to a “catch-up” fee equal to the amount of the pre-incentive fee net investment income in excess of the hurdle rate, until our pre-incentive fee net investment income for such quarter equals 2.1875% of adjusted capital, or 8.75% annually. This “catch-up” feature allows FCIC Advisors to recoup the fees foregone as a result of the existence of the hurdle rate. Thereafter, FCIC Advisors will receive 20.0% of pre-incentive fee net investment income.

The second part of the incentive fee, which we refer to as the incentive fee on capital gains, will be determined and payable in arrears as of the end of each calendar year (or upon termination of the Advisory Agreement). This fee will equal 20.0% of our incentive fee capital gains, which will equal our realized capital gains on a cumulative basis from inception, calculated as of the end of the applicable period, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains incentive fees.

FCIC Advisors has agreed not to receive any incentive fees on capital gains until such time as the amount of capital gains incentive fees that would otherwise be payable to FCIC Advisors equals the total of the selling commissions, dealer manager fees and organization and offering expenses borne by stockholders in this offering measured as of the end of each fiscal year on a cumulative basis. For example, if we raise an aggregate of $250 million in this offering through December 31, 2017, and all shares are sold with selling commissions of 7.0%, a dealer manager fee of 3.0% and organization and offering expenses of 2.0%, stockholders would bear $30 million in selling commissions, dealer manager fees and organization and offering expenses. FCIC Advisors, therefore, would not be eligible to receive any capital gains incentive fees unless we had generated $150 million in realized gains, an amount that would otherwise result in the payment of $30 million in capital gains incentive fees.

Once we generate sufficient realized gains in order to pay capital gains incentive fees, we will accrue for the capital gains incentive fee, which, if earned, will be paid annually. We will accrue the capital gains incentive fee based on net realized and unrealized gains; however, under the terms of the Advisory Agreement, the fee payable to FCIC Advisors will be based on realized gains and no such fee will be payable with respect to unrealized gains unless and until such gains are actually realized.

Indemnification.  Each of the Original Advisory Agreement, the Interim Advisory Agreement and the New Advisory Agreement provides that FCIC Advisors and its officers, managers, controlling persons and any other person or entity affiliated with it acting as our agent are not entitled to indemnification (including reasonable attorneys’ fees and amounts reasonably paid in settlement) for any liability or loss suffered by FCIC Advisors or such other person, nor will FCIC Advisors or such other person be held harmless for any loss or liability suffered by us, unless: (1) FCIC Advisors or such other person has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (2) FCIC Advisors or such other person was acting on behalf of or performing services for us; (3) the liability or loss suffered was not the result of negligence or misconduct by FCIC Advisors or such other person acting as our agent; and (4) the indemnification or agreement to hold FCIC Advisors or such other person harmless for any loss or liability suffered by us is only recoverable out of our net assets and not from our stockholders. We maintain a joint liability insurance policy with our affiliates, including FCIC Advisors. The premiums for this policy are allocated across all insureds based on, among other things, the proportional share of the premium that we and our affiliates would pay had we purchased our policies separately and the asset base of each such entity. The independent directors of our board of directors must review and approve our allocation on an annual basis. As a result, FCIC Advisors bears the cost of its own liability insurance.

Continuance.  The Original Advisory Agreement originally was in effect for an initial two-year term and could be continued thereafter for successive one-year periods if such continuance was specifically approved at least annually in the manner required by the 1940 Act. If our stockholders approve the New Advisory Agreement, the New Advisory Agreement will have a one-year term, with the ability to continue thereafter for successive one-year periods if such continuance is specifically approved at least annually in the manner required by the 1940 Act.

Termination.  Each of the Original Advisory Agreement, the Interim Advisory Agreement and the New Advisory Agreement provide that the Agreement shall automatically terminate in the event of its assignment, and may be terminated at any time with respect to the Company without the payment of any penalty by the Company or FCIC Advisors on sixty (60) days’ written notice to the other party. The Company may effect termination by action of the board of directors or by vote of a majority of the outstanding voting securities of the Company, accompanied by appropriate notice.

Stockholder Approval

To become effective, the New Advisory Agreement must be approved by a vote of a majority of the outstanding voting securities of the Company. The “vote of a majority of the outstanding voting securities” is defined in the 1940 Act as the lesser of the vote of (i) 67% or more of the shares of the Company entitled to vote thereon present at the meeting if the holders of more than 50% of such outstanding shares are present in person or represented by proxy; or (ii) more than 50% of such outstanding shares of the Company entitled to vote thereon. For purposes of determining the approval of the New Advisory Agreement, abstentions and broker non-votes will have the same effect as shares voted against the proposal.

The New Advisory Agreement was approved by the Company’s board of directors after consideration of all factors that it determined to be relevant to its deliberations, including those discussed in “Board Considerations” after Proposal 2 below. The board of directors also determined to submit the New Advisory Agreement for consideration by the stockholders of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” APPROVAL OF THE NEW ADVISORY AGREEMENT.

BOARD CONSIDERATIONS

In anticipation of the termination of the Original Advisory Agreement, our board of directors held an in-person meeting on March 31, 2017 at which it approved the Interim Advisory Agreement with FCIC Advisors, as permitted by Rule 15a-4 of the 1940 Act, on substantially the same terms as the Original Advisory Agreement. The Interim Advisory Agreement is effective for 150 days from the date of the termination of the Original Advisory Agreement. Our board of directors also approved the New Advisory Agreement, which is identical in all material respects to the Original Advisory Agreement and the Interim Advisory Agreement, to submit for stockholder approval at our 2017 annual meeting of stockholders. If approved by our stockholders, the New Advisory Agreement will have a one-year term and may be continued thereafter for successive one-year periods if such continuance is approved in the manner provided for under Section 15 of the 1940 Act.

In connection with the board or directors’ review of the Interim Advisory Agreement and the New Advisory Agreement, the Independent Directors requested, and FCIC Advisors provided the board of directors with, information about a variety of matters. The board of directors considered, among other things, the following information:

•	the anticipated enhanced financial strength and resources of FCIC Advisors and Democracy Funding, the dealer manager for our initial public offering, as a result of FCREI’s commitment to provide financial support to FCIC Advisors and Democracy Funding;
•	that FCIC Advisors has no present intention to alter the advisory fee rates and expense arrangements currently in effect for the Company;
•	the potential for changes in the employees and staff of FCIC Advisors following the change in control of FCIC Advisors;
•	that FCIC Advisors or one of its affiliates has agreed to pay all expenses of the Company in connection with the consideration of the Interim Advisory Agreement and New Advisory Agreement by the board of directors and all costs of seeking stockholder approval of the New Advisory Agreement;
•	FCIC Advisors’ commitment to the board of directors that the manner in which the Company’s assets are managed will not change as a result of the change in control of FCIC Advisors;
•	the assurance from FCIC Advisors that following the change in control of FCIC Advisors there will not be any diminution in the nature, quality and extent of services provided to the Company;
•	the current financial condition of FCIC Advisors and anticipated positive impact resulting from the change in control of FCIC Advisors;
•	the impact of the change in control on FCIC Advisors’ day-to-day operations; and
•	the long-term business goals of FCIC Advisors with regard to its business and operations.

In connection with the approval by our board of directors, including our Independent Directors, of the Interim Advisory Agreement and the New Advisory Agreement, the board of directors considered its duties under the 1940 Act, as well as under the general principles of state law in reviewing and approving advisory contracts; the requirements of the 1940 Act in such matters; the fiduciary duty of investment advisers with respect to advisory agreements and compensation; the standards used by courts in determining whether investment company boards have fulfilled their duties; and the factors to be considered by the board of directors in voting on such agreements. To assist the board of directors in its evaluation of the Interim Advisory Agreement and the New Advisory Agreement, the Independent Directors received materials in advance of the meeting from FCIC Advisors that included, among other things, a comparison of the fee rates charged by advisers to competing non-traded BDCs. The board of directors applied its business judgment to determine whether the arrangements between the Company and FCIC Advisors are reasonable business arrangements from the Company’s perspective as well as from the perspective of the Company’s stockholders.

Nature, Extent and Quality of Services Provided to the Company.

In connection with the investment advisory services to be provided under the Interim Advisory Agreement and the New Advisory Agreement, the board of directors took into account detailed discussions with representatives of FCIC Advisors regarding the management of the Company. The board of directors noted that key personnel of FCIC Advisors are expected to remain with FCIC Advisors or be retained as a consultant and that the level and quality of the services to be provided to the Company by FCIC Advisors is not expected to change. The board of directors also considered the representations from FCIC Advisors that the Company’s operations would be managed in much the same manner as it has historically been managed, and that the impact of the change in control of FCIC Advisors on the day-to-day operations of FCIC Advisors and the Company is expected to be positive. The board of directors also discussed the anticipated financial condition of FCIC Advisors following the change in control and FCREI’s commitment to provide financial support to FCIC Advisors and the Company. The board of directors also considered that the compliance policies and procedures, disaster recovery plans, information security controls and insurance program of FCIC Advisors and the Company would not change following the change in control of FCIC Advisors. Based on this review, the board of directors concluded that the range and quality of services provided by FCIC Advisors to the Company was expected to continue under the New Advisory Agreement at the same or improved levels.

Investment Performance of the Company.

The board of directors considered the investment philosophy and experience of FCIC Advisors and its history in managing the operations of the Company. Since the Company only recently commenced operations, the board of directors was not able to review performance information; however, the board of directors noted that the key personnel of FCIC Advisors are expected to continue to provide services to the Company following approval of the New Advisory Agreement.

Costs of Services Provided by FCIC Advisors.

In evaluating the costs of the services to be provided by FCIC Advisors under the Interim Advisory Agreement and the New Advisory Agreement, the board of directors considered, among other things, whether there would be any change in the advisory fee rates or other expenses in the Interim Advisory Agreement or the New Advisory Agreement as compared to the Original Advisory Agreement. The board of directors noted that the Interim Advisory Agreement and the New Advisory Agreement are identical in all material respects to the Original Advisory Agreement, including the fact that the fee rates under the agreements are identical and that representatives of FCIV Advisors represented that there is no present intention to alter the advisory fee rates or expense reimbursement provisions currently in effect for the Company.

Economies of Scale and Fee Levels Reflecting Those Economies.

The board of directors considered any potential economies of scale that may result from the change in control of FCIC Advisors and determined that any change in economies of scale would be speculative at present.

Other Benefits to FCIC Advisors.

The board of directors determined that the fees payable to FCIC Advisors under the Interim Advisory Agreement and the New Advisory Agreement were reasonable, taking into consideration other benefits to FCIC Advisors. The board of directors also considered other benefits to FCIC Advisors as a result of the change in control of FCIC Advisors and noted that no additional benefits were reported by FCIC Advisors.

Board Determination.

After discussion, the board of directors, including each Independent Director, voting separately, concluded that, based upon such information as they considered necessary to the exercise of their reasonable business judgment, it was in the best interests of the Company to approve the Interim Advisory Agreement and the New Advisory Agreement for the terms set forth in each agreement. No single factor was identified as determinative in the analysis by the board of directors or any Independent Director.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have entered into the Original Advisory Agreement and the Interim Advisory Agreement with FCIC Advisors. Pursuant to the Original Advisory Agreement and the Interim Advisory Agreement, we pay FCIC Advisors a base management fee and an incentive fee.

Our executive officers and certain of our directors who perform services for us on behalf of FCIC Advisors are also officers, trustees, managers, and/or key professionals of the dealer manager and other affiliated entities. These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of FCIC Advisors may organize other investment programs and acquire for their own account investments that may be suitable for us. In addition, FCIC Advisors may grant equity interests in itself to certain management personnel performing services for FCIC Advisors.

Prior to the occurrence of a liquidity event, all future transactions with affiliates of ours will be on terms no less favorable than could be obtained from an unaffiliated third party and must be approved by a majority of our directors, including a majority of our independent directors.

Allocation of FCIC Advisors’ Time

We rely on FCIC Advisors to manage our day-to-day activities and to implement our investment strategy. FCIC Advisors and certain of its affiliates may in the future be involved with activities which are unrelated to us. As a result of these activities, FCIC Advisors, its employees and certain of its affiliates will have conflicts of interest in allocating their time between us and other activities in which they may become involved. FCIC Advisors and its employees will devote only as much of its or their time to our business as FCIC Advisors and its employees, in their judgment, determine is reasonably required, which may be substantially less than their full time. Therefore, FCIC Advisors, its personnel and certain affiliates may experience conflicts of interest in allocating management time, services and functions among us and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other affiliated entities than to us.

However, we believe that the members of FCIC Advisors’ senior management and the other key investment professionals have sufficient time to fully discharge their responsibilities to us and to the other businesses in which they are involved. We believe that our affiliates and executive officers will devote the time required to manage our business and expect that the amount of time a particular executive officer or affiliate devotes to us will vary during the course of the year and depend on our business activities at the given time.

Competition and Allocation of Investment Opportunities

Concurrent with our continuous offering, employees of FCIC Advisors may simultaneously provide investment advisory services to other accounts. Currently, FCIC Advisors does not engage in market transactions where order aggregation may arise, as FCIC Advisors does not presently have any client other than us but may have additional clients in the future that may have investment objectives similar to ours.

Subject to certain 1940 Act restrictions on co-investments with affiliates, FCIC Advisors may determine it appropriate for us and one or more other investment accounts managed by FCIC Advisors or any of its affiliates to participate in an investment opportunity. For example, we generally will not be permitted to co-invest with certain entities affiliated with FCIC Advisors in transactions originated by FCIC Advisors or its affiliates unless we obtain an exemptive order from the SEC. We presently do not have exemptive relief under the 1940 Act to engage in such co-investments. Consequently, we can only co-invest alongside FCIC Advisors or its affiliates in accordance with existing regulatory guidance and the allocation policies of FCIC Advisors and its affiliates, as applicable. To the extent we are able to make co-investments with investment accounts managed by FCIC Advisors or its affiliates, these co-investment opportunities may give rise to conflicts of interest or perceived conflicts of interest among us and the other participating accounts. In addition, conflicts of interest or perceived conflicts of interest may also arise in determining which investment opportunities should be presented to us and other participating accounts.

To mitigate these conflicts, FCIC Advisors will seek to execute such transactions on a fair and equitable basis and in accordance with its allocation policies, taking into account various factors, which may include: the source of origination of the investment opportunity; investment objectives and strategies; tax considerations; risk, diversification or investment concentration parameters; characteristics of the security; size of available investment; available liquidity and liquidity requirements; regulatory restrictions; and/or such other factors as may be relevant to a particular transaction. If investment opportunities are not allocable among us and other clients of FCIC Advisors because only one account may partake in such an opportunity at one time, investment opportunities will be allocated on a rotational basis among all clients of FCIC Advisors, including us, that are eligible to participate in such opportunities. FCIC Advisors will also utilize the allocation policies described above if we co-invest with other clients of FCIC Advisors and its affiliates in transactions where price is the only negotiated point. We are prohibited from engaging in co-investment transactions where terms other than price are to be negotiated unless we obtain exemptive relief from the SEC. There can be no assurance that if we apply for such exemptive relief, it will be granted.

Affiliated Dealer Manager

The dealer manager is an affiliate of FCIC Advisors. This relationship may create conflicts in connection with the dealer manager’s due diligence obligations under the federal securities laws. Although the dealer manager will examine the information in this prospectus for accuracy and completeness, due to its affiliation with FCIC Advisors, no independent review of us will be made in connection with the distribution of our shares in this offering. In addition, the dealer manager is entitled to compensation in connection with this offering. See “Plan of Distribution — Compensation of Dealer Manager and Selected Broker-Dealers.”

Expense Support and Conditional Reimbursement Agreement

Pursuant to the expense reimbursement agreement, FCIC Advisors has agreed to reimburse us for expenses in an amount that is sufficient to ensure that no portion of our distributions to stockholders will be paid from our offering proceeds or borrowings plus such amounts necessary to reduce our operating expenses to ensure that we bear a reasonable level of expenses in relation to our investment income. FCIC Advisors is under no obligation to waive its fees and reimburse certain of our expenses to prevent our distributions from constituting returns of capital for tax purposes. However, because certain investments we may make, including preferred and common equity investments, may generate distributions to us that are treated for tax purposes as a return of capital, a portion of our distributions to stockholders may exceed our earnings and also be deemed to constitute a return of capital for tax purposes. Under those circumstances, FCIC Advisors will not reimburse us for the portion of such distributions to stockholders that represent a return of capital for tax purposes, as the purpose of the expense reimbursement arrangement is not to provide tax-advantaged distributions to stockholders.

Under the expense reimbursement agreement, FCIC Advisors will reimburse us for expenses in an amount equal to the difference between our cumulative distributions paid to our stockholders in each quarter plus such amounts necessary to reduce our operating expenses to ensure that we bear a reasonable level of expenses in relation to our investment income, less the sum of our net investment company taxable income, net capital gains and dividends and other distributions paid to us on account of preferred and common equity investments in portfolio companies (to the extent such amounts are not included in net investment company taxable income or net capital gains) in each quarter.

Pursuant to the expense reimbursement agreement, we will have a conditional obligation to reimburse FCIC Advisors for any amounts funded by FCIC Advisors under such agreement if (and only to the extent that), during any fiscal quarter occurring within three years of the date on which FCIC Advisors funded such amount, the sum of our net investment company taxable income, net capital gains and the amount of any dividends and other distributions paid to us on account of preferred and common equity investments in portfolio companies (to the extent not included in net investment company taxable income or net capital gains) exceeds the distributions paid by us to stockholders; provided, however, that (i) we will only reimburse FCIC Advisors for expense support payments made by FCIC Advisors to the extent that the payment of such reimbursement (together with any other reimbursement paid during such fiscal year) does not cause “other operating expenses” (as defined below) (on an annualized basis and net of any expense reimbursement payments received by us during such fiscal year) to exceed the lesser of (A) 1.75% of our average net assets attributable to shares of our common stock for the fiscal year-to-date period after taking such payments into account and (B) the percentage of our average net assets attributable to shares of our common stock represented by “other operating expenses” during the fiscal year in which such expense support payment from FCIC Advisors was made (provided, however, that this clause (B) shall not apply to any reimbursement payment which relates to an expense support payment from FCIC Advisors made during the same fiscal year) and (ii) we will not reimburse FCIC Advisors for expense support payments made by FCIC Advisors if the annualized rate of regular cash distributions declared by us at the time of such reimbursement payment is less than the annualized rate of regular cash distributions declared by us at the time FCIC Advisors made the expense support payment to which such reimbursement relates. “Other operating expenses” means our total “operating expenses” (as defined below), excluding base management fees, incentive fees, organization and offering expenses, financing fees and costs, interest expense, brokerage commissions and extraordinary expenses. “Operating expenses” means all operating costs and expenses incurred, as determined in accordance with GAAP for investment companies.

We or FCIC Advisors may terminate the expense reimbursement agreement at any time. FCIC Advisors has indicated that it expects to continue such reimbursements until it deems that we have achieved economies of scale sufficient to ensure that we bear a reasonable level of expenses in relation to our income.

The specific amount of expenses reimbursed by FCIC Advisors, if any, will be determined at the end of each quarter. Upon termination of the expense reimbursement agreement by FCIC Advisors, FCIC Advisors will be required to fund any amounts accrued thereunder as of the date of termination and will not be eligible for reimbursement of such amounts. Similarly, our conditional obligation to reimburse FCIC Advisors pursuant to the terms of the expense reimbursement agreement shall survive the termination of such agreement by either party.

There can be no assurance that the expense reimbursement agreement will remain in effect or that FCIC Advisors will reimburse any portion of our expenses in future quarters.

Investments

As a BDC, we may be limited in our ability to invest in any portfolio company in which any fund or other client managed by FCIC Advisors or its affiliates has an investment. We may also be limited in our ability to co-invest in a portfolio company with FCIC Advisors or one or more of its affiliates. In general, we may not invest in general partnerships or joint ventures with affiliates (other than publicly registered affiliates) unless we meet several conditions, including that there are no duplicate fees to FCIC Advisors. Our ability to invest in general partnerships or joint ventures with non-affiliates that own specific assets is also subject to several conditions, including requirements that we own a controlling interest in any entity, and that no duplicate fees are allowed to FCIC Advisors.

Appraisal and Compensation

Our charter provides that, in connection with any transaction involving a merger, conversion or consolidation, either directly or indirectly, involving us and the issuance of securities of a surviving entity after the successful completion of such transaction, or “roll-up,” an appraisal of all our assets will be obtained from a competent independent expert which will be filed as an exhibit to the registration statement registering the roll-up transaction. Such appraisal will be based on all relevant information and shall indicate the value of our assets as of a date immediately prior to the announcement of the proposed roll-up. The engagement of such independent expert shall be for the exclusive benefit of our stockholders. A summary of such appraisal shall be included in a report to our stockholders in connection with a proposed roll-up. All stockholders will be afforded the opportunity to vote to approve such proposed roll-up, and shall be permitted to receive cash in an amount of such stockholder’s pro rata share of the appraised value of our net assets.

ITEM 3. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

RSM US LLP, an independent registered public accounting firm located at 919 East Main Street, Suite 1800 Richmond, VA 23219, has served as our independent public accountant since the Company’s inception.

Independent Public Accountant’s Fees

RSM US LLP performed various audit and other services for us during 2015 and 2016. Fees for professional services provided by RSM US LLP in 2015 and 2016 in each of the following categories are:

	2016	2015
Audit Fees	$30,000	$5,000
Audit-Related Fees	16,000	22,620
Tax Compliance and Consulting Fees	1,600	1,400
All Other Fees	11,096	60,357
Total Fees	$58,696	$89,877

“Audit Fees” relate to fees and expenses billed by RSM US LLP for the annual audit, including the audit of our financial statements, review of our quarterly financial statements and for comfort letters and consents related to stock issuances.

“Audit-Related Fees” relate to fees for assurance and related services that traditionally are performed by independent auditors that are reasonably related to the performance of the audit or review of the financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews and consultation concerning financial accounting and reporting standards.

“Tax Fees” relate to fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the Internal Revenue Service and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

“All Other Fees” relate to fees for any services not included in the above-described categories.

Pre-Approval Policies and Procedures

Our Audit Committee reviews, negotiates and approves in advance the scope of work, any related engagement letter and the fees to be charged by the independent registered public accounting firm for audit services and permitted non-audit services for the Company. Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval in accordance with its pre-approval policy, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is considered at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by RSM US LLP to management. All of the audit and permitted non-audit services described above for which RSM US LLP billed the Company for the fiscal years ended December 31, 2016 and 2015 were pre-approved by the Audit Committee.

Audit Committee Report

The Audit Committee operates under a written charter adopted by our board of directors. The Audit Committee is currently composed of Dr. Froehlich and Mr. Grant. Management is responsible for the Company’s internal control over financial reporting and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with Standards of the Public Company Accounting Oversight

Board (United States), and expressing an opinion on the conformity of the Company’s financial statements to U.S. generally accepted accounting principles (“GAAP”). The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm.

Review with Management

The Audit Committee has reviewed, and discussed with management, the Company’s audited financial statements. Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with GAAP.

Review and Discussion with Independent Registered Public Accounting Firm

The Audit Committee reviewed and discussed the Company’s audited financial statements with management and RSM, the Company’s independent registered public accounting firm, with and without management present. The Audit Committee discussed the results of RSM’s examinations, the Company’s internal controls, and the quality of the Company’s financial reporting. The Audit Committee also reviewed the Company’s procedures and internal control processes designed to ensure full, fair and adequate financial reporting and disclosures, including procedures for certifications by the Company’s Principal Executive Officer and Principal Financial Officer that are required in periodic reports filed by the Company with the SEC. The Audit Committee concluded that the Company employs appropriate accounting and auditing procedures.

The Audit Committee also discussed with RSM matters relating to RSM’s judgments about the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting as required by the Public Company Accounting Oversight Board Accounting Standard 16 (Communication with Audit Committees). In addition, the Audit Committee has discussed with RSM its independence from management and the Company, as well as the matters in the written disclosures received from RSM and required by Public Company Accounting Oversight Board Rule 3520 (Auditor Independence). The Audit Committee received a letter from RSM confirming its independence and discussed it with them. The Audit Committee discussed and reviewed with RSM the Company’s critical accounting policies and practices, internal controls, other material written communications to management, and the scope of RSM’s audits and all fees paid to RSM during the fiscal year. The Audit Committee has adopted guidelines requiring review and pre-approval by the Audit Committee of audit and non-audit services performed by RSM for the Company. The Audit Committee has reviewed and considered the compatibility of RSM’s performance of non-audit services with the maintenance of RSM’s independence as the Company’s independent registered public accounting firm.

Conclusion

Based on the Audit Committee’s review and discussions with management and the independent registered public accounting firm referred to above, the Audit Committee’s review of the Company’s audited financial statements, the representations of management and the report of RSM to the Audit Committee, the Audit Committee recommended to the board of directors that the audited financial statements as of and for the year ended December 31, 2016 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC. The Audit Committee also recommended the selection of RSM to serve as the independent registered public accounting firm of the Company for the year ending December 31, 2017.

Respectfully Submitted,

The Audit Committee

Dr. Robert Froehlich
Frank Grant

The material in this Audit Committee report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
RATIFICATION OF THE APPOINTMENT OF RSM US LLP
AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

AVAILABLE INFORMATION

Any stockholder will be permitted access to all of our records to which they are entitled under applicable law at all reasonable times and may inspect and copy any of them for a reasonable copying charge. Under the MGCL, our stockholders are entitled to inspect and copy, upon written request during usual business hours, the following corporate documents: (i) our charter; (ii) our bylaws; (iii) minutes of the proceedings of our stockholders; (iv) annual statements of affairs; and (v) any voting trust agreements. A stockholder may also request access to any other corporate records, which may be evaluated solely in the discretion of our board of directors.

We intend to maintain an alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them, as part of our books and records and will be available for inspection by any stockholder at our office. We intend to update the stockholder list at least quarterly to reflect changes in the information contained therein, including substituted investors. In the case of assignments, where the assignee does not become a substituted investor, we will recognize the assignment not later than the last day of the calendar month following a receipt of notice assignment and required documentation. In addition to the foregoing, Rule 14a-7 under the Exchange Act, provides that, upon the request of a stockholder and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. The stockholder list will be sent within ten days of receipt by us of the request, and a stockholder requesting a list may be required to pay reasonable costs of duplication. The stockholder list shall be printed in alphabetical order, on white paper and in readily readable type size (in no event smaller than 10-point font). If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder will not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or any other information for any commercial purpose of not related to the requesting stockholder’s interest in our affairs.

We are required to file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. You may inspect and copy these reports, proxy statements and other information, as well as the registration statement and related exhibits and schedules, at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 551-8090. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC, which are available on the SEC’s website at www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

SUBMISSION OF STOCKHOLDER PROPOSALS

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Our 2017 Annual Meeting of Stockholders, which will be held on           , 2017, will be our first annual meeting of stockholders. We will consider for inclusion in our proxy materials for the 2018 Annual Meeting of Stockholders, stockholder proposals that are received at our executive offices, in writing, no later than 5:00 p.m. (Eastern Time) on           , 2017, and that comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act.

Any stockholder who wishes to propose a nominee to the board of directors or propose any other business to be considered by the stockholders (other than a stockholder proposal to be included in our proxy materials pursuant to Rule 14a-8 of the Exchange Act) must comply with the advance notice provisions and other requirements of our bylaws. A stockholder who intends to present a proposal at the next annual meeting, including the nomination of a director, must submit the proposal in writing to Secretary, First Capital Investment Corporation, 1560 Wilson Boulevard, Suite 450, Arlington, VA 22209, and the proposal should be received by the Company no later than           , 2018. In the event that the date of the 2018 Annual Meeting of Stockholders is advanced or delayed by more than thirty (30) days from the first anniversary of the date that this proxy statement is first mailed to stockholders, a timely notice by the stockholder must be delivered no earlier than 120 days prior to the first anniversary of the notice of mailing of this information statement and not later than the close of business on the later of (i) the 90th day prior to the date of mailing of this information statement or (ii) the tenth day following the day on which public announcement of the date of mailing of the notice for the 2018 Annual Meeting of Stockholders is first made. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

PRIVACY NOTICE

We are committed to protecting your privacy. This privacy notice explains the privacy policies of First Capital Investment Corporation and its affiliated companies. This notice supersedes any other privacy notice you may have received from First Capital Investment Corporation.

We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. The only information we collect from you is your name, address, number of shares you hold and your social security number. This information is used only so that we can send you annual reports and other information about us, and send you proxy statements or other information required by law.

We do not share this information with any non-affiliated third party except as described below.

•	Authorized Employees of FCIC Advisors. It is our policy that only authorized employees of FCIC Advisors who need to know your personal information will have access to it.
•	Service Providers. We may disclose your personal information to companies that provide services on our behalf, such as record keeping, processing your trades, and mailing you information. These companies are required to protect your information and use it solely for the purpose for which they received it.
•	Courts and Government Officials. If required by law, we may disclose your personal information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena, or court order will be disclosed.

APPENDIX A

Form of Investment Advisory and Administrative Services Agreement

FORM OF

INVESTMENT ADVISORY AND

ADMINISTRATIVE SERVICES AGREEMENT

BETWEEN

FIRST CAPITAL INVESTMENT CORPORATION

AND

FCIC ADVISORS LLC

This Investment Advisory and Administrative Services Agreement (the “Agreement”) is made this   th day of         , 2017, by and between FIRST CAPITAL INVESTMENT CORPORATION, a Maryland corporation (the “Corporation”), and FCIC ADVISORS LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Corporation is a recently organized, non-diversified, closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

WHEREAS, the Adviser is a recently organized investment adviser that has not registered as an investment adviser because of available exemptions from applicable state law; and

WHEREAS, the Adviser intends to register as an investment adviser with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), when it is required to so register; and

WHEREAS, the Corporation desires to retain the Adviser, from the date hereof and for the period set forth herein, to furnish investment advisory services to the Corporation and to provide for the administrative services necessary for the operation of the Corporation on the terms and conditions hereinafter set forth, and the Adviser wishes to be retained to provide such services.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1. Duties of the Adviser.

(a) Retention of Adviser.  The Corporation hereby appoints the Adviser to act as the investment adviser to the Corporation and to manage the investment and reinvestment of the assets of the Corporation, subject to the supervision of the board of directors of the Corporation (the “Board”), for the period and upon the terms herein set forth:

(i)	in accordance with the investment objectives, policies and restrictions that are set forth in the Corporation’s effective Registration Statement on Form N-2 filed with the SEC, as amended from time to time (the “Registration Statement”), the Corporation’s prospectus that forms a part of the Registration Statement, as amended and supplemented (the “Prospectus”), and/or the Corporation’s periodic reports filed with the SEC from time to time; and
(ii)	during the term of this Agreement in accordance with all other applicable federal and state laws, rules and regulations, and the Corporation’s articles of amendment and restatement (“Articles”) and bylaws (the “Bylaws”), in each case as may be amended from time to time.

(b) Responsibilities of Adviser.  Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement:

(i)	determine the composition and allocation of the portfolio of the Corporation, the nature and timing of the changes therein and the manner of implementing such changes;
(ii)	identify, evaluate and negotiate the structure of the investments made by the Corporation;

(iii)	execute, monitor and service the Corporation’s investments;
(iv)	determine the securities and other assets that the Corporation shall purchase, retain, or sell;
(v)	perform due diligence on prospective portfolio companies; and
(vi)	provide the Corporation with such other investment advisory, research and related services as the Corporation may, from time to time, reasonably request or require for the investment of its funds.

(c) Power and Authority.  To facilitate the Adviser’s performance of these undertakings, but subject to the restrictions contained herein, the Corporation hereby delegates to the Adviser, and the Adviser hereby accepts, the power and authority on behalf of the Corporation to effectuate its investment decisions for the Corporation, including the execution and delivery of all documents relating to the Corporation’s investments and the placing of orders for other purchase or sale transactions on behalf of the Corporation. In the event that the Corporation determines to acquire debt financing, the Adviser shall arrange for such financing on the Corporation’s behalf, subject to the oversight and approval of the Board. If it is necessary or appropriate for the Adviser to make investments on behalf of the Corporation through one or more special purpose vehicles, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicles and to make such investments through such special purpose vehicles in accordance with the Investment Company Act.

(d) Administrative Services.  Subject to the supervision, direction and control of the Board, the provisions of the Articles and Bylaws and applicable federal and state law, the Adviser shall perform, or cause to be performed by other persons, all administrative services in connection with the operation of the Corporation.

(e) Acceptance of Employment.  The Adviser hereby accepts such employment and agrees during the term hereof to render the services described herein for the compensation provided herein, subject to the limitations contained herein. Such compensation to be received under this Agreement will be no greater than the compensation the Adviser would have received pursuant to the Investment Advisory and Administrative Services Agreement between the Corporation and the Adviser, dated March 3, 2015, as amended.

(f) Sub-Advisers.  The Adviser is hereby authorized to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in fulfilling its responsibilities hereunder. Specifically, the Adviser may retain a Sub-Adviser to recommend specific securities or other investments based upon the Corporation’s investment objectives, policies and restrictions, and work, along with the Adviser, in sourcing, structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Corporation, subject to the oversight of the Adviser and the Corporation.

(i)	The Adviser and not the Corporation shall be responsible for any compensation payable to any Sub-Adviser.
(ii)	Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the Investment Company Act, including without limitation the requirements relating to the Board and the Corporation’s stockholder approval thereunder, and other applicable federal and state law.
(iii)	Any Sub-Adviser shall be subject to the same fiduciary duties imposed on the Adviser pursuant to this Agreement, the Investment Company Act and the Advisers Act, as well as other applicable federal and state law.

(g) Independent Contractor Status.  The Adviser shall, for all purposes herein provided, be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Corporation in any way or otherwise be deemed an agent of the Corporation.

(h) Record Retention.  Subject to review by, and the overall control of, the Board, the Adviser shall keep and preserve for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Corporation and shall specifically maintain all books and records with respect to the Corporation’s portfolio transactions and shall render to the Board such periodic and special reports as the Board may reasonably request or as may be required under applicable federal and state law, and shall make such records available for inspection by the Board and its authorized agents, at any time and from time to time during normal business hours. The Adviser agrees that all records that it maintains for the Corporation are the property of the Corporation and shall surrender promptly to the Corporation any such records upon the Corporation’s request and upon termination of this Agreement pursuant to Section 9, provided that the Adviser may retain a copy of such records.

The following provisions in this Section 1 shall apply for only so long as the shares of common stock of the Corporation (“Common Stock”) are not listed on a national securities exchange.

(i) Administrator.  The Adviser shall, upon request by an official or agency administering the securities laws of a state, province or commonwealth (an “Administrator”), submit to such Administrator the reports and statements required to be distributed to the Corporation’s stockholders pursuant to this Agreement, the Registration Statement and applicable federal and state law.

(j) Fiduciary Duty.  It is acknowledged that the Adviser shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Corporation, whether or not in the Adviser’s immediate possession or control. The Adviser shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Corporation. The Adviser shall not, by entry into an agreement with any stockholder of the Corporation or otherwise, contract away the fiduciary obligation owed to the Corporation and the Corporation’s stockholders under common law.

2. The Corporation’s Responsibilities and Expenses Payable by the Corporation.

(a) Adviser Personnel.  All personnel of the Adviser, when and to the extent engaged in providing investment advisory services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, shall be provided and paid for by the Adviser and not by the Corporation.

(b) Costs.  Subject to the limitations on reimbursement of the Adviser as set forth in Section 2(c) below, the Corporation, either directly or through reimbursement to the Adviser, shall bear all other costs and expenses of its operations and transactions, including (without limitation): expenses deemed to be “organization and offering expenses” of the Corporation for purposes of Conduct Rule 2310(a)(12) of the Financial Industry Regulatory Authority (for purposes of this Agreement, such expenses, exclusive of commissions, the dealer manager fee and any discounts, are hereinafter referred to as “Organization and Offering Expenses”); corporate and organizational expenses relating to offerings of shares of Common Stock, subject to limitations included in the Agreement; the cost of calculating the Corporation’s net asset value, including the cost of any third-party pricing or valuation firms; the cost of effecting sales and repurchases of shares of Common Stock and other securities; fees payable to third parties relating to, or associated with, making investments and valuing investments, including fees and expenses associated with performing due diligence reviews of prospective investments; research and market data (including news and quotation equipment and services, and any computer hardware and connectivity hardware (e.g., telephone and fiber optic lines) incorporated into the cost of obtaining such research and market data); transfer agent and custodial fees, fees and expenses associated with marketing efforts; federal and state registration fees; federal, state and local taxes; fees and expenses of directors not also serving in an executive officer capacity for the Corporation or the Adviser; brokerage commissions for the Corporation’s investments; costs associated with the Corporation’s chief compliance officer; costs of proxy statements, stockholders’ reports, notices and other filings; fidelity bond, directors and officers errors and omissions liability insurance and other insurance premiums; direct costs such as printing, mailing, long distance telephone and staff costs associated with the Corporation’s reporting and compliance obligations under the Investment Company Act and applicable federal and state securities laws, including compliance with the Sarbanes-Oxley Act of 2002, as amended; fees and expenses associated with accounting, corporate governance, independent audits and outside legal costs; and all other expenses incurred by the Adviser, any Sub-Adviser or the Corporation in connection with administering the

Corporation’s business, including expenses incurred by the Adviser or any Sub-Adviser in performing administrative services for the Corporation and administrative personnel paid by Adviser, to the extent they are not controlling persons of the Adviser or any of its affiliates.

Notwithstanding the foregoing, the Corporation shall not be liable for Organization and Offering Expenses to the extent that Organization and Offering Expenses, together with all prior Organization and Offering Expenses, exceed 2.0% of the aggregate gross proceeds from the offering of the Corporation’s securities (the “Reimbursable O&O Expenses”).

The following provisions in this Section 2(c) shall apply for only so long as shares of Common Stock are not listed on a national securities exchange.

(c) Limitations on Reimbursement of Expenses.

(i)	In addition to the compensation paid to the Adviser pursuant to Section 3, the Corporation shall reimburse the Adviser for all expenses of the Corporation incurred by the Adviser as well as the actual cost of goods and services used for or by the Corporation and obtained from entities not affiliated with the Adviser. The Adviser may be reimbursed for the administrative services performed by it on behalf of the Corporation; provided, however, the reimbursement shall be an amount equal to the lower of the Adviser’s actual cost or the amount the Corporation would be required to pay third parties for the provision of comparable administrative services in the same geographic location; and provided, further, that such costs are reasonably allocated to the Corporation on the basis of assets, revenues, time allocations and/or other reasonable metrics. No reimbursement shall be permitted for services for which the Adviser is entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement shall be:
(A)	rent or depreciation, utilities, capital equipment, and other administrative items of the Adviser; and
(B)	salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any executive officer or board member of the Adviser (or any individual performing such services) or a holder of 10% or greater equity interest in the Adviser (or any person having the power to direct or cause the direction of the Adviser, whether by ownership of voting securities, by contract or otherwise).

(d) Periodic Reimbursement.  Expenses incurred by the Adviser on behalf of the Corporation and payable pursuant to this Section 2 shall be reimbursed no less than monthly to the Adviser. The Adviser shall prepare a statement documenting the expenses of the Corporation and the calculation of the reimbursement and shall deliver such statement to the Corporation prior to full reimbursement.

3. Compensation of the Adviser.  The Corporation agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee (“Base Management Fee”) and an incentive fee (“Incentive Fee”) as hereinafter set forth. The Adviser may agree to temporarily or permanently waive, in whole or in part, the Base Management Fee and/or the Incentive Fee. See Appendix A for examples of how these fees are calculated.

(a) Base Management Fee.  The Base Management Fee shall be calculated at an annual rate of 2.0% of the Corporation’s average monthly gross assets. The Base Management Fee shall be payable quarterly in arrears, and shall be calculated based on the average monthly value of the Corporation’s gross assets during the most recently completed calendar quarter. All or any part of the Base Management Fee not taken as to any quarter shall be deferred without interest and may be taken in any such other quarter prior to the occurrence of a liquidity event (as such term is defined in the Prospectus) as the Adviser shall determine. The Base Management Fee for any partial quarter shall be appropriately prorated.

(b) Incentive Fee.  The Incentive Fee shall consist of two parts, as follows:

(i)	The first part, referred to as the “Subordinated Incentive Fee on Income,” shall be calculated and payable quarterly in arrears based on the Corporation’s “Pre-Incentive Fee Net Investment Income” for the immediately preceding quarter. The payment of the Subordinated Incentive Fee on Income shall be subject to payment of a preferred return to investors each quarter, expressed as a quarterly rate of return on the average Adjusted Capital (as defined below) for the most recently completed calendar quarter, of 1.75% (7.0% annualized), subject to a “catch up” feature (as described below).

For this purpose, “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees, other than fees for providing managerial assistance, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Corporation receives from portfolio companies) accrued during the calendar quarter, minus the Corporation’s operating expenses for the quarter (including the Base Management Fee, expenses reimbursed to the Adviser under this Agreement and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Corporation has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

For purposes of this fee, “Adjusted Capital” shall mean cumulative gross proceeds generated by the Corporation from sales of shares of Common Stock (including proceeds from the Corporation’s distribution reinvestment plan) reduced for amounts paid for share repurchases pursuant to the Corporation’s share repurchase program.

The calculation of the Subordinated Incentive Fee on Income for each quarter is as follows:

(A)	No Subordinated Incentive Fee on Income shall be payable to the Adviser in any calendar quarter in which the Corporation’s Pre-Incentive Fee Net Investment Income does not exceed the preferred return rate of 1.75% (7.0% annualized) (the “Preferred Return”) on Adjusted Capital;
(B)	100% of the Corporation’s Pre-Incentive Fee Net Investment Income, if any, that exceeds the Preferred Return but is less than or equal to 2.1875% in any calendar quarter (8.75% annualized) shall be payable to the Adviser. This portion of the Corporation’s Subordinated Incentive Fee on Income that exceeds the Preferred Return but is less than or equal to 2.1875% is referred to as the “catch up” and is intended to provide the Adviser with an incentive fee of 20.0% on all of the Corporation’s Pre-Incentive Fee Net Investment Income when the Corporation’s Pre-Incentive Fee Net Investment Income reaches 2.1875% in any calendar quarter (8.75% annualized); and
(C)	20.0% of the amount of the Corporation’s Pre-Incentive Fee Net Investment Income, if any, that exceeds 2.1875% in any calendar quarter (8.75% annualized) shall be payable to the Adviser once the Preferred Return and catch-up have been achieved (20.0% of the Corporation’s Pre-Incentive Fee Net Investment Income thereafter shall be allocated to the Adviser).
(ii)	The second part of the incentive fee, referred to as the “Incentive Fee on Capital Gains,” shall be an incentive fee on capital gains and shall be determined and payable in arrears as of the end of each calendar year (or upon termination of this Agreement). This fee shall equal 20.0% of the Corporation’s incentive fee capital gains, which shall equal the Corporation’s realized capital gains on a cumulative basis from inception, calculated as of the end of the applicable period, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees. The Adviser has agreed to permanently waive all Incentive Fees on Capital Gains that would otherwise be paid by the Corporation to the Adviser under this Agreement until such time as the aggregate amount of Incentive Fees on Capital Gains earned by the Adviser equals the total of the selling commissions, dealer manager fees and organization and offering expenses borne by stockholders (“Stockholder Expenses”) in the Corporation’s public offering of shares of common stock pursuant to its Registration Statement on Form N-2 (SEC File No. 333-202461) and any other registration statement for a follow-on public offering. The amounts of Stockholder Expenses will be measured as of the end of each fiscal year against the amount of accrued Incentive Fees on Capital Gains on a cumulative basis or upon termination of the Agreement.

4. Covenants of the Adviser.

(a) Adviser Status.  The Adviser covenants that it will be registered as an investment adviser under the Advisers Act when it is required to so register and will maintain such registration until such time as its registration is no longer within the SEC’s jurisdiction under Sections 203 and 203A of the Advisers Act. The Adviser agrees to perform its duties and obligations to the Corporation and otherwise conduct its business and operations as if it were registered as an investment adviser with the SEC under the Advisers Act. The Adviser agrees that it owes the Corporation the same fiduciary duties as if it were registered as an investment adviser with the SEC under the Advisers Act. The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

The following provisions in this Section 4 shall apply for only so long as shares of Common Stock are not listed on a national securities exchange.

(b) Reports to Stockholders.  The Adviser shall prepare or shall cause to be prepared and distributed to stockholders during each year the following reports of the Corporation (either included in a periodic report filed with the SEC or distributed in a separate report):

(i)	Quarterly Reports. Within 60 days of the end of each quarter, a report containing the same financial information contained in the Corporation’s Quarterly Report on Form 10-Q filed by the Corporation under the Securities Exchange Act of 1934, as amended.
(ii)	Annual Report. Within 120 days after the end of the Corporation’s fiscal year, an annual report containing:
(A)	A balance sheet as of the end of each fiscal year and statements of income, equity, and cash flow, for the year then ended, all of which shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor’s report containing an opinion of an independent certified public accountant;
(B)	A report of the activities of the Corporation during the period covered by the report;
(C)	Where forecasts have been provided to the Corporation’s stockholders, a table comparing the forecasts previously provided with the actual results during the period covered by the report; and
(D)	A report setting forth distributions by the Corporation for the period covered thereby and separately identifying distributions from (i) cash flow from operations during the period; (ii) cash flow from operations during a prior period which have been held as reserves; and (iii) proceeds from disposition of the Corporation’s assets.
(iii)	Previous Reimbursement Reports. The Adviser shall prepare or shall cause to be prepared a report, prepared in accordance with the American Institute of Certified Public Accountants United States Auditing Standards relating to special reports, and distributed to stockholders not less than annually, containing an itemized list of the costs reimbursed to the Adviser pursuant to Section 2(c) for the previous fiscal year. The special report shall at a minimum provide:
(A)	A review of the allocations of individual employees, the costs of whose services were reimbursed; and
(B)	A review of the specific nature of the work performed by each such employee.

(iv)	Proposed Reimbursement Reports. The Adviser shall prepare or shall cause to be prepared a report containing an itemized estimate of all proposed expenses for which it shall receive reimbursements pursuant to Section 2(c) of this Agreement for the next fiscal year, together with a breakdown by year of such expenses reimbursed in each of the last five public programs formed by the Adviser.

(c) Reports to Administrators.  The Adviser shall, upon written request of any Administrator, submit any of the reports and statements to be prepared and distributed by it pursuant to this Section 4 to such Administrator.

(d) Reserves.  In performing its duties hereunder, the Adviser shall cause the Corporation to provide for adequate reserves for normal replacements and contingencies (but not for payment of fees payable to the Adviser hereunder) by causing the Corporation to retain a reasonable percentage of proceeds from offerings and revenues.

(e) Recommendations Regarding Reviews.  From time to time and not less than quarterly, the Adviser must review the Corporation’s accounts to determine whether cash distributions are appropriate. The Corporation may, subject to authorization by the Board, distribute pro rata to the stockholders funds received by the Corporation which the Adviser deems unnecessary to retain in the Corporation. In no event, however, shall funds be advanced to, or borrowed by, the Corporation for the purpose of distributions, if the amount of such distributions would exceed the Corporation’s accrued and received revenues for the previous four quarters, less paid and accrued operating costs with respect to such revenues, and costs shall be made in accordance with generally accepted accounting principles, consistently applied.

(f) Temporary Investments.  The Adviser shall, in its sole discretion, temporarily place proceeds from offerings by the Corporation into short term, highly liquid investments which, in its reasonable judgment, afford appropriate safety of principal during such time as it is determining the composition and allocation of the portfolio of the Corporation and the nature, timing and implementation of any changes thereto pursuant to Section 1(b); provided however, that the Adviser shall be under no fiduciary obligation to select any such short-term, highly liquid investment based solely on any yield or return of such investment. The Adviser shall cause any proceeds of the offering of the Corporation’s securities not committed for investment within the later of two years from the initial date of effectiveness of the Registration Statement or one year from termination of the offering, unless a longer period is permitted by the applicable Administrator, to be paid as a distribution to the stockholders of the Corporation as a return of capital without deduction of Front End Fees (as defined below).

5. Brokerage Commissions, Limitations on Front End Fees; Period of Offering; Assessments.

(a) Brokerage Commissions.  The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Corporation to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Corporation’s portfolio, and constitutes the best net results for the Corporation.

The following provisions in this Section 5 shall apply for only so long as shares of Common Stock are not listed on a national securities exchange.

(b) Limitations.  Notwithstanding anything herein to the contrary:

(i)	All fees and expenses paid by any party for any services rendered to organize the Corporation and to acquire assets for the Corporation (“Front End Fees”) shall be reasonable and shall not exceed 15% of the gross offering proceeds, regardless of the source of payment. Any reimbursement to the Adviser or any other person for deferred organizational and offering expenses, including any interest thereon, if any, will be included within this 15% limitation.

(ii)	The Adviser shall commit at least eighty-two percent (82%) of the gross offering proceeds towards the investment or reinvestment of assets and reserves as set forth in Section 4(d) above on behalf of the Corporation. The remaining proceeds may be used to pay Front End Fees.

6. Other Activities of the Adviser.

The services of the Adviser to the Corporation are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Corporation, so long as its services to the Corporation hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, member (including its members and the owners of its members), officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Corporation’s portfolio companies, subject to applicable law). The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Corporation are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Corporation as stockholders or otherwise.

7. Responsibility of Dual Directors, Officers and/or Employees.

If any person who is a manager, partner, member, officer or employee of the Adviser is or becomes a director, officer and/or employee of the Corporation and acts as such in any business of the Corporation, then such manager, partner, member, officer and/or employee of the Adviser shall be deemed to be acting in such capacity solely for the Corporation, and not as a manager, partner, member, officer or employee of the Adviser or under the control or direction of the Adviser, even if paid by the Adviser.

8. Indemnification; Limitation of Liability.

(a) Indemnification.  The Adviser (and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with the Adviser) shall not be liable to the Corporation for any action taken or omitted to be taken by the Adviser or such other person in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Corporation (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings)) with respect to the receipt of compensation for services, and the Corporation shall indemnify, defend and protect the Adviser (and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with the Adviser, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Corporation or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Corporation, to the extent such damages, liabilities, costs and expenses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the laws of the State of Maryland, the Articles or, for only as long as the shares of Common Stock are not listed on a national securities exchange, the provisions of Section II.G of the Omnibus Guidelines published by the North American Securities Administrators Association on March 29, 1992, as it may be amended from time to time. Notwithstanding the preceding sentence of this Section 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of any liability to the Corporation or its stockholders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (to the extent applicable, as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder). As long as the shares of Common Stock are not listed on a national securities exchange, nothing in the preceding sentence shall be construed to limit the scope or applicability of Sections 8(b) and 8(c).

The following provisions in this Section 8 shall apply for only so long as shares of Common Stock are not listed on a national securities exchange.

(b) Limitations on Indemnification.  Notwithstanding Section 8(a) to the contrary, the Corporation shall not provide for indemnification of the Indemnified Parties for any liability or loss suffered by the Indemnified Parties, nor shall the Corporation provide that any of the Indemnified Parties be held harmless for any loss or liability suffered by the Corporation, unless all of the following conditions are met:

(i)	the Indemnified Party has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Corporation;
(ii)	the Indemnified Party was acting on behalf of or performing services for the Corporation;
(iii)	such liability or loss was not the result of negligence or misconduct by the Indemnified Party; and
(iv)	such indemnification or agreement to hold harmless is recoverable only out of the Corporation’s net assets and not from stockholders.

Furthermore, the Indemnified Party shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

(i)	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;
(ii)	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or
(iii)	a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made, and the court of law considering the request for indemnification has been advised of the position of the SEC and the published position of any state securities regulatory authority in which securities of the Corporation were offered or sold as to indemnification for violations of securities laws.

(c) Advancement of Funds.  The Corporation shall be permitted to advance funds to the Indemnified Party for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought and will do so if:

(i)	the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Corporation;
(ii)	the Indemnified Party provides the Corporation with written affirmation of his or her good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met;
(iii)	the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Corporation acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and
(iv)	the Indemnified Party provides the Corporation with a written agreement to repay the amount paid or reimbursed by the Corporation, together with the applicable legal rate of interest thereon, in cases in which such Indemnified Party is found not to be entitled to indemnification.

9. Effectiveness, Duration and Termination of Agreement.

(a) Term and Effectiveness.  This Agreement shall become effective following approval from a majority of the outstanding voting securities of the Corporation at the Corporation’s 2017 Annual Meeting of Stockholders and shall remain in effect for one year from the date hereof and shall continue automatically for one-year periods, provided that such continuance is specifically approved at least annually by: (i) the vote of the Board, including the vote of a majority of the Corporation’s directors who are not “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of the Corporation or FCIC Advisors, in accordance with the requirements of the 1940 Act, or (ii) by the vote of the holders of a majority of the outstanding voting securities of the Corporation. The term “majority of the outstanding voting securities,” when used herein, shall have the meaning set forth in the Investment Company Act.

(b) Termination.  This Agreement may be terminated at any time, without the payment of any penalty, (a) by the Corporation upon 60 days’ written notice to the Adviser, (i) upon the vote of a majority of the outstanding voting securities of the Corporation, or (ii) by the vote of the Corporation’s Independent Directors, or (b) by the Adviser upon 120 days’ written notice to the Corporation. This Agreement shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act). Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed to it under Section 3 through the date of termination or expiration, the provisions of Section 8 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof.

(c) Payments to and Duties of Adviser Upon Termination.

(i)	After the termination of this Agreement, the Adviser shall not be entitled to compensation for further services provided hereunder, except that it shall be entitled to receive from the Corporation within 30 days after the effective date of such termination all unpaid reimbursements and all earned but unpaid fees payable to the Adviser prior to termination of this Agreement.
(ii)	The Adviser shall promptly upon termination:
(A)	Deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;
(B)	Deliver to the Board all assets and documents of the Corporation then in custody of the Adviser; and
(C)	Cooperate with the Corporation to provide an orderly management transition.

The following provisions in this Section 9 shall apply for only so long as shares of Common Stock are not listed on a national securities exchange.

(d) Other Matters.  Without the approval of holders of a majority of the shares of Common Stock entitled to vote on the matter, the Adviser shall not: (i) amend this Agreement except for amendments that do not adversely affect the interests of the stockholders; (ii) voluntarily withdraw as the Adviser unless such withdrawal would not affect the tax status of the Corporation and would not materially adversely affect the stockholders; (iii) appoint a new Adviser; (iv) sell all or substantially all of the Corporation’s assets other than in the ordinary course of the Corporation’s business; or (v) cause the merger or other reorganization of the Corporation. In the event that the Adviser should withdraw pursuant to (ii) above, the withdrawing Adviser shall pay all expenses incurred as a result of its withdrawal. The Corporation may terminate the Adviser’s interest in the Corporation’s revenues, expenses, income, losses, distributions and capital by payment of an amount equal to the then present fair market value of the terminated Adviser’s interest, determined by agreement of the terminated Adviser and the Corporation. If the Corporation and the Adviser cannot agree upon such amount, then such amount will be determined in accordance with the then-current rules of the American Arbitration Association. The expenses of such arbitration shall be borne equally by the terminated Adviser and the Corporation. The method of payment to the terminated Adviser must be fair and must protect the solvency and liquidity of the Corporation.

10. Conflicts of Interests and Prohibited Activities.

The following provisions in this Section 10 shall apply for only so long as shares of Common Stock are not listed on a national securities exchange.

(a) No Exclusive Agreement.  The Adviser is not hereby granted or entitled to an exclusive right to sell or exclusive employment to sell assets for the Corporation.

(b) Rebates, Kickbacks and Reciprocal Arrangements.

(i)	The Adviser agrees that it shall not (A) receive or accept any rebate, give-up or similar arrangement that is prohibited under applicable federal or state securities laws, (B) participate in any reciprocal business arrangement that would circumvent provisions of applicable federal or state securities laws governing conflicts of interest or investment restrictions, or (C) enter into any agreement, arrangement or understanding that would circumvent the restrictions against dealing with affiliates or promoters under applicable federal or state securities laws.
(ii)	The Adviser agrees that it shall not directly or indirectly pay or award any fees or commissions or other compensation to any person or entity engaged to sell shares of Common Stock or give investment advice to a potential stockholder; provided, however, that this subsection shall not prohibit the payment to a registered broker-dealer or other properly licensed agent of sales commissions for selling or distributing shares of Common Stock.

(c) Commingling.  The Adviser covenants that it shall not permit or cause to be permitted the Corporation’s funds to be commingled with the Corporations of any other entity. Nothing in this Subsection 10(c) shall prohibit the Adviser from establishing a master fiduciary account pursuant to which separate sub-trust accounts are established for the benefit of affiliated programs, provided that the Corporation’s funds are protected from the claims of other programs and creditors of such programs.

11. Notices.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

12. Amendments.

This Agreement may be amended in writing by mutual consent of the parties hereto, subject to the provisions of the Investment Company Act and the Articles.

13. Entire Agreement; Governing Law.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement shall be construed in accordance with the laws of the State of New York. For so long as the Corporation is regulated as a BDC under the Investment Company Act and the Adviser is regulated as an investment adviser under the Advisers Act, this Agreement shall also be construed in accordance with the applicable provisions of the Investment Company Act and the Advisers Act, respectively, and any other then-current regulatory interpretations thereunder. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

FIRST CAPITAL INVESTMENT CORPORATION

By:	/s/ Name: Pat Clemens Title: President and Chief Executive Officer

FCIC ADVISORS LLC

By:	/s/ Name: Pat Clemens Title: Chief Executive Officer

[Signature Page to Investment Advisory Agreement]

Appendix A

NOTE: All percentages herein refer to Adjusted Capital.

Example 1: Subordinated Incentive Fee on Income for Each Calendar Quarter

Scenario 1

Assumptions

Investment income (including interest, dividends, fees, etc.) = 1.25%

Preferred return(1) = 1.75%

Base Management Fee(2) = 0.5%

Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.2%

Pre-Incentive Fee Net Investment Income
(investment income – (Base Management Fee + other expenses)) = 0.55%

Pre-Incentive Fee Net Investment Income does not exceed the preferred return rate, therefore there is no Subordinated Incentive Fee on Income payable.

Scenario 2

Assumptions

Investment income (including interest, dividends, fees, etc.) = 2.75%

Preferred return(1) = 1.75%

Base Management Fee(2) = 0.5%

Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.2%

Pre-Incentive Fee Net Investment Income
(investment income – (Base Management Fee + other expenses)) = 2.05%

Subordinated Incentive Fee on Income = 100% × Pre-Incentive Fee Net Investment Income (subject to “catch-up”)(4)

= 100% × (2.05% – 1.75%)

= 0.30%

Pre-Incentive Fee Net Investment Income exceeds the preferred return rate, but does not fully satisfy the “catch-up” provision, therefore the Subordinated Incentive Fee on Income is 0.30%.

Scenario 3

Assumptions

Investment income (including interest, dividends, fees, etc.) = 3.5%

Preferred return(1) = 1.75%

Base Management Fee(2) = 0.5%

Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.2%

Pre-Incentive Fee Net Investment Income
(investment income – (Base Management Fee + other expenses)) = 2.8%

Catch up = 100% × Pre-Incentive Fee Net Investment Income (subject to “catch-up”)(4)

Subordinated Incentive Fee on Income = 100% × “catch-up” + (20.0% × (Pre-Incentive Fee Net Investment Income – 2.1875%))

Catch up = 2.1875% – 1.75%

= 0.4375%

Subordinated Incentive Fee on Income = (100% × 0.4375%) + (20.0% × (2.8% - 2.1875%))

= 0.4375% + (20.0% × 0.6125%)

= 0.4375% + 0.1225%

= 0.56%

Pre-Incentive Fee Net Investment Income exceeds the preferred return and fully satisfies the “catch-up” provision, therefore the Subordinated Incentive Fee on Income is 0.56%.

(1)	Represents 7.0% annualized preferred return.
(2)	Represents 2.0% annualized Base Management Fee on average monthly gross assets. Examples assume assets are equal to Adjusted Capital.
(3)	Excludes organizational and offering expenses.
(4)	The “catch-up” provision is intended to provide the Adviser with an incentive fee of 20.0% on all Pre-Incentive Fee Net Investment Income when the Corporation’s net investment income exceeds 2.1875% in any calendar quarter.

Example 2: Incentive Fee on Capital Gains

The following examples assume that FCIC Advisors is eligible to receive Incentive Fees on Capital Gains. However, FCIC Advisors has agreed not to receive any Incentive Fees on Capital Gains until such time as the amount of Incentive Fees on Capital Gains that would otherwise be payable to FCIC Advisors equals the total of the selling commissions, dealer manager fees and organization and offering expenses borne by stockholders in the Corporation’s public offering and any follow-on public offering. The amounts of Stockholder Expenses will be measured as of the end of each fiscal year against the amount of accrued Incentive Fees on Capital Gains on a cumulative basis or upon termination of this Agreement. For example, if the Corporation raises an aggregate of $250 million in its public offering through December 31, 2017, and all shares are sold with selling commissions of 7.0%, a dealer manager fee of 3.0% and organization and offering expenses of 2.0%, stockholders would bear $30 million in selling commissions, dealer manager fees and organization and offering expenses. FCIC Advisors, therefore, would not be eligible to receive any Incentive Fees on Capital Gains unless it had generated $150 million in realized gains, an amount that would otherwise result in the payment of $30 million in Incentive Fees on Capital Gains.

Scenario 1:

Assumptions

Year 1:  $20 million investment made in Company A (“Investment A”), and $30 million investment made in Company B (“Investment B”)

Year 2:  Investment A sold for $50 million and fair market value (“FMV”) of Investment B determined to be $32 million

Year 3:  FMV of Investment B determined to be $25 million

Year 4:  Investment B sold for $31 million

The Incentive Fee on Capital Gains would be:

Year 1:  None

Year 2:  Incentive Fee on Capital Gains of $6 million ($30 million realized capital gains on sale of Investment A multiplied by 20.0%)

Year 3:  None → $5 million (20.0% multiplied by ($30 million cumulative capital gains less $5 million cumulative capital depreciation)) less $6 million (previous capital gains fee paid in Year 2)

Year 4:  Incentive Fee on Capital Gains of $200,000 → $6.2 million ($31 million cumulative realized capital gains multiplied by 20.0%) less $6 million (Incentive Fee on Capital Gains taken in Year 2)

Scenario 2

Assumptions

Year 1:  $20 million investment made in Company A (“Investment A”), $30 million investment made in Company B (“Investment B”) and $25 million investment made in Company C (“Investment C”)

Year 2:  Investment A sold for $50 million, FMV of Investment B determined to be $25 million and FMV of Investment C determined to be $25 million

Year 3:  FMV of Investment B determined to be $27 million and Investment C sold for $30 million

Year 4:  FMV of Investment B determined to be $35 million

Year 5:  Investment B sold for $20 million

The capital gains incentive fee, if any, would be:

Year 1:  None

Year 2:  $5 million Incentive Fee on Capital Gains → 20.0% multiplied by $25 million ($30 million realized capital gains on Investment A less unrealized capital depreciation on Investment B)

Year 3:  $1.4 million Incentive Fee on Capital Gains → $6.4 million (20.0% multiplied by $32 million ($35 million cumulative realized capital gains less $3 million unrealized capital depreciation)) less $5 million Incentive Fee on Capital Gains received in Year 2

Year 4:  None

Year 5:  None → $5 million (20.0% multiplied by $25 million (cumulative realized capital gains of $35 million less realized capital losses of $10 million)) less $6.4 million cumulative Incentive Fee on Capital Gains paid in Year 2 and Year 3

*	The returns shown are for illustrative purposes only. No incentive fee is payable to the Adviser in any calendar quarter in which the Corporation’s pre-incentive fee net investment income does not exceed the hurdle rate. Positive returns are shown to demonstrate the fee structure and there is no guarantee that positive returns will be realized. Actual returns may vary from those shown in the examples above.

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